SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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American Capital, Ltd.

(Name of Registrant as Specified in its Charter)

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AMERICAN CAPITAL, LTD.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2012

To the stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on April 27, 2012, at 9:00 a.m. (ET), for the purposes set forth below.

1.	To elect eight directors, each to serve a one-year term;

2.	To adopt an amendment to our Third Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to preserve certain tax benefits;

3.	To ratify the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2012; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 1, 2012, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment of the meeting. If you wish to vote shares held in your name and attend the Annual Meeting in person, we request that you register in advance with our Investor Relations department either by email at IR@AmericanCapital.com or by telephone at (301) 951-5917. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the meeting, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the meeting.

If you have received or requested a printed copy of the proxy materials from us by mail, you may vote by completing, signing and promptly returning the enclosed proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. Internet and telephone voting procedures are described in the “General Information” section beginning on page 1 of this proxy statement and on the proxy card. For shares held through a benefit or compensation plan or a bank, broker or other nominee, you may vote by submitting voting instructions to your plan trustee, bank, broker or nominee. If you attend the meeting, you may withdraw your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

SAMUEL A. FLAX
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

March 16, 2012

Enclosures

AMERICAN CAPITAL, LTD.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of American Capital, Ltd. (“American Capital,” “we,” “our” and “us”), for use at our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 27, 2012, at 9:00 a.m. (ET), at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments to the meeting. This proxy statement, the accompanying proxy card and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2011, are first being sent to our stockholders on or about March 16, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 27, 2012: This proxy statement and our annual report on Form 10-K are available on the internet at http://www.AmericanCapital.com/2012proxymaterials. On this site, you will be able to access our 2012 proxy statement, our annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2011, and any amendments or supplements to the foregoing materials that are required to be furnished to stockholders.

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the voting of the proxy, by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary. In the event that you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the meeting. Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted “FOR” all nominees under Proposal 1 and “FOR” each of the other proposals.

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxies to vote in accordance with their best judgment on such matters.

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and employees may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock, $0.01 par value per share.

The Board of Directors has fixed the close of business on March 1, 2012, as the record date for determining the holders of our common stock entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. On the record date, there were 333,980,111 shares of our common stock outstanding. Only stockholders on the record date are entitled to vote at the Annual Meeting and such stockholders will be entitled to one vote for each share of our common stock held, which may be given in person or by proxy duly authorized in writing. The presence in person or by proxy of a majority of shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a brokerage account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under current rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the matters to be considered at the Annual Meeting other than the ratification of our independent public accountants. We encourage you to provide instructions to your bank, broker or nominee by carefully following the instructions provided. This will ensure that your shares are voted at the Annual Meeting as you direct.

You may submit your proxy or vote your shares of our common stock by any of the following methods:

By Telephone or the Internet — Stockholders can vote their shares via telephone or the internet as instructed in the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail — A stockholder who receives a paper proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone or internet may elect to vote by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For stockholders of record, proxy cards submitted by mail must be received by the date and time of the Annual Meeting. For stockholders that hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your bank, broker or other agent for your shares to be voted.

In Person — Shares held in your name as the stockholder of record on the record date may be voted by you in person at the Annual Meeting. Shares held beneficially by you in street name on the record date may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring that proxy to the meeting.

Our principal executive offices are located at 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814. Notices of revocation of proxies should be sent to that address, attention Secretary.

PROPOSAL 1:

ELECTION OF DIRECTORS

Pursuant to our Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), stockholders elect each of the members of the Board of Directors annually. The term of each director, including the Chairman of the Board of Directors, will expire at the Annual Meeting. Each director has been nominated by the Compensation and Corporate Governance Committee of the Board of Directors, in accordance with our Second Amended and Restated Bylaws, as amended (“Bylaws”), to stand for re-election at the Annual Meeting and to hold office until the annual meeting to be held in 2013. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A stockholder using the enclosed form of proxy can vote for or against any or all of the nominees or may abstain from voting for any or all of the nominees.

We believe that all of our directors, each of whom is standing for re-election, possess the personal and professional qualifications necessary to serve as a member of our Board of Directors. Our directors have been evaluated by the Compensation and Corporate Governance Committee pursuant to the guidelines described below under “Compensation and Corporate Governance Committee” and the determination was made that each of them fulfills and exceeds the qualities that we look for in members of our Board of Directors. Other than Mr. Wilkus, each of the nominees is independent as defined in the NASDAQ listing standards and is not an “Interested Person” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

The information set forth below is as of March 1, 2012, with respect to each of our directors, each a nominee for election at the Annual Meeting. The business address of each nominee is American Capital, Ltd., 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814. We have highlighted specific attributes for each Board member below.

NOMINEES FOR DIRECTOR

Name and Year First Elected as a Director	Age	Qualifications and Experience
Mary C. Baskin (2000)	61

Ms. Baskin has been Managing Director of the Ansley Consulting Group, a retained executive search firm, since 1999. From 1997 to 1999, Ms. Baskin served as Partner of Quayle Partners, a start-up consulting firm that she helped found. From 1996 to 1997, Ms. Baskin served as Vice President and Senior Relationship Manager for Harris Trust and Savings Bank. From 1990 to 1996, Ms. Baskin served as Director, Real Estate Division and Account Officer, Special Accounts Management Unit, for the Bank of Montreal. The Board has determined that Ms. Baskin is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”)).

Ms. Baskin’s experience in finance, accounting, risk management and executive compensation matters strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Neil M. Hahl (1997)	63

Mr. Hahl is a general business consultant. He was President of The Weitling Group, a business consulting firm, from 1996 to 2001. From 1995 to 1996, Mr. Hahl served as Senior Vice President of the American Financial Group. From 1982 to 1995, Mr. Hahl served as Senior Vice President and Chief Financial Officer and a Director of The Penn Central Corporation. The Board has also determined that Mr. Hahl is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Mr. Hahl’s public company accounting, finance and risk management expertise, including his extensive experience as a senior executive responsible for the preparation of financial statements, strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Philip R. Harper (1997)	68	Mr. Harper is the retired Chairman of US Investigations Services, Inc. (“USIS”) (k/n/a Altegrity Risk International), a company that provides business intelligence and risk management solutions, security and related services and expert staffing solutions for businesses and federal agencies. He served as Chairman from 1996 to 2007. From 1996 to 2005, he was also the Chief Executive Officer and President of USIS. From 1991 to 1994, Mr. Harper served as President of Wells Fargo Alarm Services. From 1988 to 1991, Mr. Harper served as President of Burns International Security Services—Western Business Unit. Mr. Harper served in the U.S. Army from 1961 to 1982, where he commanded airborne infantry and intelligence units.

Name and Year First Elected as a Director	Age	Qualifications and Experience
		Mr. Harper’s extensive senior executive officer and board service and his experience with executive compensation and corporate governance matters strengthen our Board’s collective qualifications, skills, experience and viewpoints.

John A. Koskinen (2007)	72

Mr. Koskinen served as the Non-Executive Chairman of Freddie Mac from September 2008 to February 2012 and also served as the interim CEO and the person performing the function of Principal Financial Officer of Freddie Mac for six months during 2009. Prior to that he was President of the United States Soccer Foundation and a member of its Board from 2004 to 2008. He has also been a member of the Board of Directors of AES Corporation since 2004. From 2000 to 2003, Mr. Koskinen served as Deputy Mayor and City Administrator of the District of Columbia. From 1994 to 2000, Mr. Koskinen served in the White House as Deputy Director for Management of the Office of Management and Budget and Assistant to the President and Chair of the President’s Council on Year 2000 Conversion. Prior to his service with the U.S. government, Mr. Koskinen served as the Vice President and later the President and Chief Executive Officer of The Palmieri Company, a company which restructured large, troubled operating companies. He was also a member of the Board of Trustees of Duke University from 1985 to 1997, serving as Chairman of the Board from 1994 to 1997. The Board has also determined that Mr. Koskinen is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Mr. Koskinen’s extensive board, government and senior executive experience managing a wide range of companies and divisions engaged in a variety of activities and his finance and risk management expertise strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Stan Lundine (1997)	73	Mr. Lundine is currently retired. From 1995 to 2008, he served as Of Counsel to the law firm of Sotir and Goldman and as Executive Director of the Chautauqua County Health Network, a consortium of four hospitals. He was also President of the Chautauqua Integrated Delivery System, Inc., a for-profit Physician/Hospital organization. From 1987 to 1994, Mr. Lundine served as Lieutenant Governor of New York and chaired several boards and councils in addition to assisting the Governor on a variety of tasks. From 1976 until 1987, Lundine was a Member of Congress serving on the Banking Committee and the Committee on Science and Technology. From 1970 until his election to Congress, Lundine was Mayor of Jamestown, NY and an executive or board member of various governmental entities and institutions. Mr. Lundine is a Director of John G. Ullman and Associates, Inc. and serves on the Advisory Board of M&T Bank. He also serves on the Board of Directors of Chautauqua Institution and the Robert H. Jackson Center. Previously he was also on the Board of Directors of U.S. Investigations Services, Inc. and National Forge Co.

Name and Year First Elected as a Director	Age	Qualifications and Experience
		Mr. Lundine’s extensive legal, board and government service and his experience with corporate governance and executive compensation matters strengthen our Board’s collective qualifications, skills, experience and viewpoints.

Kenneth D. Peterson, Jr. (2001)	59

Mr. Peterson has been Chief Executive Officer of Columbia Ventures Corporation, a private equity firm holding interests in domestic and international telecommunications, specialty chemicals, real estate and other industries, since 1988. He is also a member of the Board of Directors of Metro One Telecommunications, Inc., Pac-West Telecomm, Inc. and Washington Policy Center.

Mr. Peterson’s extensive board, senior executive and private equity experience strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Alvin N. Puryear (1998)	74

Dr. Puryear is Professor Emeritus of Management and Entrepreneurship at Baruch College of the City University of New York where he was the initial recipient of the Lawrence N. Field Professorship in Entrepreneurship. Dr. Puryear is also a management consultant, who advises existing and new businesses with high-growth potential. Prior to his appointment at Baruch College, Dr. Puryear was on the faculty of the graduate school of business administration at Rutgers University. During leaves-of-absence from Baruch, he served as a Vice President at the Ford Foundation and First Deputy Comptroller for the City of New York. Before joining the academic community, he held executive positions in finance and information technology with the Mobil Corporation and Allied Chemical Corporation, respectively. He is also a member of the Boards of Directors of American Capital Agency Corp. and American Capital Mortgage Investment Corp. In the past five years, Dr. Puryear also served as a director of North Fork Bancorporation, North Fork Bank, and the Bank of Tokyo-Mitsubishi UFG Trust Company.

Dr. Puryear’s extensive academic and board service and his experiences in finance, corporate governance, and executive compensation matters strengthen our Board’s collective qualifications, skills, experience, and viewpoints.

Malon Wilkus* (1986)	60	Mr. Wilkus founded American Capital in 1986 and has served as our Chief Executive Officer and Chairman of the Board of Directors since that time, except for the period from 1997 to 1998 during which he served as Chief Executive Officer and Vice Chairman of the Board of Directors. He also served as our President from 2001 to 2008 and from 1986 to 1999. In addition, Mr. Wilkus is the Chief Executive Officer and President of American Capital, LLC, our fund management portfolio company. He is also Chief Executive Officer and Chair of the Board of Directors of American Capital Agency Corp. and Chief Executive Officer and Chair of the Board of Directors of American Capital Mortgage Investment Corp.

Name and Year First Elected as a Director	Age	Qualifications and Experience

Mr. Wilkus’ extensive board and senior executive experience investing in and managing private and public investment vehicles and his financial expertise and deep knowledge of our business as our founder and Chief Executive Officer strengthen our Board’s collective qualifications, skills, experience and viewpoints.

*	Director who is an “Interested Person” as defined in Section 2(a)(19) of the 1940 Act. Mr. Wilkus is an Interested Person because he is our employee and officer.

Director Resignation Policy

Our Bylaws require a candidate in an uncontested election for director to receive a majority of the votes cast in order to be elected as a director. Under this provision, each vote is specifically counted “for” or “against” the director’s election, unless a stockholder abstains from voting with respect to the matter. Thus, a director nominee is required to receive more votes “for” than “against” to be elected. Pursuant to Delaware law, a director shall remain in office until his or her successor is elected, even if the director has not received a vote sufficient for re-election. Thus, a company could have a “holdover” director. However, pursuant to our Board-approved director resignation policy, an incumbent director must tender his or her resignation to the Board of Directors if the director is nominated but not re-elected. The policy also requires the Compensation and Corporate Governance Committee to make a recommendation to the full Board of Directors on whether to accept or reject the resignation, and the full Board of Directors to make that determination. The Board of Directors will publicly disclose its decision within 90 days after receipt of the tendered resignation.

Any director who tenders his or her resignation pursuant to this policy may not participate in the Compensation and Corporate Governance Committee recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Compensation and Corporate Governance Committee does not receive a vote sufficient for re-election, then the independent directors who did not fail to receive a sufficient vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them. If the only directors who did not fail to receive a sufficient vote for re-election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Conclusion and Recommendation; Vote Required

The election of directors nominated in Proposal 1 requires the vote of a majority of the votes of all shares of common stock present or represented and entitled to vote at the Annual Meeting. A “majority” of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. In the context of the election of eight directors at the Annual Meeting, it will mean that each of the eight director nominees will be required to receive more votes “for” than “against” to be elected. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES NAMED ABOVE.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The elements of compensation for our non-employee directors include a retainer, fees for attending meetings and, if applicable, for serving on the boards of directors of our portfolio companies, stock options and compensation under our disinterested director retention plan. The retainer and fee rates noted below for 2011 did not increase from 2010 or 2009. The 2012 rates are also set at the same level.

For 2011, non-employee directors were paid a retainer for service on the Board of Directors at the rate of $100,000 per year, with the lead director and members chairing a committee receiving an additional retainer at the rate of $10,000 per year. In addition, non-employee directors received a fee of $3,000 for attending Board or committee meetings and certain other meetings, with approval of the Chairman of our Board of Directors. Non-employee directors received a fee from us for each American Capital portfolio company board of directors on which they served, in lieu of any payment by the portfolio company. For such companies that are not public, that fee is set at the rate of $30,000 per year. For such companies that are public that fee is based on the fee payable by the company to its other directors. Directors are reimbursed for travel, lodging and other out-of-pocket expenses incurred in connection with the Board of Directors and committee meetings. Directors who are our employees do not receive additional compensation for service as a member of the Board of Directors.

The following table sets forth the compensation received by each non-employee director during 2011:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mary C. Baskin (2000)	229,000	—	547,547	—	—	—	776,547
Neil M. Hahl (1997)	274,000	—	547,547	—	—	—	821,547
Philip R. Harper (1997)	287,000	—	547,547	—	—	—	834,547
John A. Koskinen (2007)	199,000	—	547,547	—	—	—	746,547
Stan Lundine (1997)	181,000	—	547,547	—	—	—	728,547
Kenneth D. Peterson, Jr. (2001)	148,000	—	547,547	—	—	—	695,547
Alvin N. Puryear (1998)	362,500	—	547,547	—	—	—	910,047

(1)	The column “Fees Earned or Paid in Cash” includes the following payments by us to our non-employee directors in 2011 for serving on certain boards of directors of our portfolio companies in the following amounts: Ms. Baskin—$30,000 for eLynx Holdings, Inc.; Mr. Hahl—$30,000 for each of WIS Holdings Company Inc. and The Meadows of Wickenburg, L.P.; Mr. Harper—$30,000 for SMG Holdings Inc.; Dr. Puryear—$30,000 for each of CIBT Travel Solutions, Inc. and Financial Asset Management Systems, Inc., and $59,500 for American Capital Agency Corp, and $26,000 for American Capital Mortgage Investment Corp.
(2)	Amounts under the column “Option Awards” represent the fair value of stock option awards granted in 2011 based on the fair value per share that we recognize for financial statement reporting purposes in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation-Stock Compensation (“ASC 718”) using certain assumptions that we disclose in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. On December 31, 2011, Ms. Baskin, Messrs. Hahl, Harper, Lundine, Peterson, Koskinen and Dr. Puryear had the following aggregate option awards outstanding: 458,750; 458,750; 458,750; 408,750; 433,750; 453,750; and 458,750, respectively.

We have established a series of option plans for our non-employee directors, each of which must be approved by the Securities and Exchange Commission (the “SEC”) under the 1940 Act to become effective (the “existing director option plans”). The first was the 1997 Disinterested Director Stock Option Plan, which was approved by the SEC on May 14, 1999, and which provided for the issuance to participants of options to purchase an aggregate of 150,000 shares of our common stock. Messrs. Hahl, Harper and Lundine and

Dr. Puryear each received automatic grants of options to purchase 15,000 shares of our common stock when the plan was approved by the SEC. In addition, as of May 15, 2000, Messrs. Hahl, Harper and Lundine and Dr. Puryear each received grants of options to purchase an additional 5,000 shares of our common stock. Ms. Baskin and Mr. Peterson were granted options to purchase 15,000 shares of our common stock each on June 15, 2000 and January 23, 2001, respectively, and Mr. Koskinen was granted options to purchase 20,000 shares of our common stock on February 2, 2007. All such options have vested and are fully exercisable except for the options that were granted on May 15, 2000 and June 15, 2000, which have all expired. All unexercised options expire ten years from the date of grant except that the May 14, 1999 grants to Messrs. Hahl, Harper and Lundine expired on November 6, 2007, and Dr. Puryear’s initial grant expired on September 15, 2008.

The second plan was the 2000 Disinterested Director Stock Option Plan, which provides for the issuance of options to purchase up to 150,000 shares of our common stock, and which became effective on February 28, 2006, when the SEC issued an order authorizing the plan. Ms. Baskin, Messrs. Hahl, Harper, Lundine and Peterson, and Dr. Puryear, who were our directors on the date of the order, each received an automatic grant of options to purchase 25,000 shares of our common stock. All such options have now vested. These options expire on October 30, 2013.

The third plan was the 2006 Stock Option Plan, which provides for the issuance to non-employee directors of options to purchase up to 320,000 shares of our common stock, and which became effective on February 16, 2007, when the SEC issued an order authorizing the plan. Each of the non-employee directors received an automatic grant of options to purchase 40,000 shares of our common stock on February 16, 2007. All such options have now vested. These options expire on May 11, 2016, except for Mr. Koskinen’s options, which will expire on February 1, 2017.

The fourth plan was the 2007 Stock Option Plan, which provides for the issuance of options to purchase up to 400,000 shares of our common stock, and which became effective on October 24, 2007, when the SEC issued an order authorizing the plan. Each of the non-employee directors received an automatic grant of options to purchase 50,000 shares of our common stock. All such options have now vested. These options expire on May 4, 2017.

The fifth plan was the 2008 Stock Option Plan, which provides for the issuance of options to purchase up to 750,000 shares of our common stock, and which became effective on September 30, 2009, when the SEC issued an order authorizing the plan. Each of the non-employee directors received an automatic grant of options to purchase 93,750 shares of our common stock. All such options have now vested. These options expire on May 19, 2018.

The sixth plan was the 2009 Stock Option Plan, which provides for the issuance of options to purchase up to 750,000 shares of our common stock, and which became effective on October 8, 2010, when the SEC issued an order authorizing the plan. Each of the non-employee directors received an automatic grant of options to purchase 93,750 shares of our common stock. All such options will vest over the first three anniversaries of June 11, 2009, and expire on June 11, 2019. Vesting of these options will be automatically accelerated upon the occurrence of death or disability of the director.

The seventh plan was the 2010 Disinterested Director Option Plan (the “2010 Director Option Plan”), which provides for the issuance of options to purchase up to 1,250,000 shares of our common stock, and which became effective on August 30, 2011, when the SEC issued an order authorizing the plan. Each of the non-employee directors received an automatic grant of options to purchase 156,250 shares of our common stock. All such options will vest over the first three anniversaries of September 15, 2010 and expire on September 15, 2020. Vesting of these options will be automatically accelerated upon the occurrence of death or disability of the director.

Stock Ownership Guidelines

Our Board of Directors believes that directors more effectively represent the best interests of the company if they are stockholders themselves. Thus, non-employee directors are encouraged to own shares of our common stock equal in value to the lesser of two times the annual cash Board retainer (which was $100,000 for 2011) or

5,000 shares within five years of joining the Board (of which 1,000 shares should be owned within the first year of joining the Board). The minimum number of shares to be held by the non-employee directors will be calculated on the first trading day of each calendar year based on their fair market value. In the event the cash retainer increases, the directors will have five years from the time of the increase to acquire any additional shares needed to meet these guidelines. The Compensation and Corporate Governance Committee may waive or modify these requirements in certain situations.

PROPOSAL 2:

TO ADOPT AN AMENDMENT TO OUR

CERTIFICATE OF INCORPORATION

TO PRESERVE CERTAIN TAX BENEFITS

Background and Reasons for Proposal

The Board of Directors is recommending that our stockholders adopt the proposed amendment to our Certificate of Incorporation described below, which would add Section 4.5 to our Certificate of Incorporation (the “Charter Amendment”) and impose restrictions on transfers of our common stock in order to preserve certain tax benefits.

As of December 31, 2011, we estimate that we had approximately $217 million of net operating loss carryforwards, $471 million of capital loss carryforwards, and $2.4 billion of net unrealized depreciation and other tax attributes for U.S. federal income tax purposes (the “Tax Benefits”). On a tax effected basis, as of December 31, 2011 the Tax Benefits resulted in gross deferred tax assets of $1.269 billion, of which we recognized $428 million, or $1.30 of our net asset value per share. While we cannot predict the timing or character of our future taxable income, we believe our Tax Benefits can be utilized in the future and are a valuable asset. Under Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”), our ability to use the Tax Benefits could be substantially impaired if we were to experience an “ownership change,” as determined under Section 382. As a result, the Tax Benefits are a significant asset to us and our Board of Directors believes that it is in our best interests to reduce the likelihood of the imposition of limitations on their use by adopting the proposed Charter Amendment.

In general, an “ownership change” will occur if our “five-percent shareholders” (as defined under Section 382 and subsequently referred to herein as “Section 382 five-percent shareholders”) collectively increase their ownership in us by more than 50 percentage points during a rolling three-year testing period. If an “ownership change” were to occur, Section 382 would impose an annual limit on the amount of the Tax Benefits that we could use to offset federal taxable income, which could result in a material amount of the Tax Benefits expiring unused and, therefore, significantly impair the value of the Tax Benefits. While Section 382 provisions are complex and the limited knowledge any public company has about the ownership of its publicly traded stock makes it difficult to determine whether an “ownership change” has occurred, we believe that an “ownership change” has not occurred prior to the date hereof.

On February 28, 2012, our Board of Directors declared advisable and approved, subject to the adoption by our stockholders, the Charter Amendment, as a way to prevent the inadvertent loss of these Tax Benefits. If our stockholders do not adopt the Charter Amendment, the Charter Amendment will not become effective and we will not have a way to restrict transfers of our common stock that could impair our ability to use our Tax Benefits.

Description of Charter Amendment

The following is a summary of the proposed Charter Amendment. This summary is qualified in its entirety by reference to the full text of the proposed Charter Amendment, which is contained in proposed Section 4.5 of our Certificate of Incorporation and is set forth in the accompanying Appendix A. Please read the Charter Amendment in its entirety as set forth in the accompanying Appendix A as the discussion below is only a summary.

Prohibited Transfers; Exception. The transfer restrictions contained in the proposed Charter Amendment generally will restrict any direct or indirect transfer of our common stock if the effect would be to:

•	increase the direct or indirect ownership of our stock under Section 382 by any person from less than 5% to 5% or more of our common stock, subject to limited exceptions; or

•

increase the percentage of our common stock owned directly or indirectly by any existing “Section 382 five-percent shareholder” as of the effective time of the Charter Amendment, subject to limited exceptions.

Transfers restricted by the Charter Amendment include sales to persons or a group of persons whose resulting percentage ownership (direct or indirect) of common stock would exceed the 5% threshold discussed above, or to persons whose direct or indirect ownership of common stock would by attribution cause another person to exceed such threshold. Complicated rules of constructive ownership, aggregation, segregation, combination and other ownership rules prescribed by the Code (and related regulations) apply in determining whether a person or group of persons constitutes a “Section 382 five-percent shareholder” and whether there exist separate “public groups,” each of which is treated as a “Section 382 five-percent shareholder.” For purposes of determining the existence and identity of, and the amount of common stock owned by, any stockholder, we will be entitled to rely on the existence or absence of filings with the SEC of Schedules 13D, 13F and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of our common stock. We do not believe we have any “Section 382 five-percent shareholders” at this time. The transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock. As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of our common stock as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our common stock to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.

The transfer restrictions contained in the proposed Charter Amendment will not apply to any person who has acquired at least a majority of our common stock in connection with an offer to acquire 100% of our common stock then outstanding.

Treatment of Existing Section 382 Five-Percent Shareholders. Existing “Section 382 five-percent shareholders,” if any, as of the effective time of the Charter Amendment will not be required to sell their shares but generally will be restricted from increasing their ownership of our stock as determined under Section 382.

Consequences of Prohibited Transfers. Upon implementation of the Charter Amendment, any direct or indirect transfer in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common stock, or in the case of options, receiving common stock in respect of their exercise. In this proxy statement, common stock purportedly acquired in violation of the transfer restrictions is referred to as “excess stock.”

In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. We will instruct our agent to sell such excess stock in an arms’ length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, will be distributed first to reimburse the agent for its costs and expenses, second to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the violative transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to the original transferor (or, if the original transferor cannot be readily identified, to a charity designated by our Board of Directors). If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

The Charter Amendment provides us with various remedies against persons who knowingly sell or acquire shares in violation of the Charter Amendment and thereby knowingly cause harm to the Corporation by limiting its ability to utilize its Tax Benefits. In particular, the Charter Amendment provides that, to the extent permitted by law, any person who knowingly violates the Charter Amendment, together with any persons in the same control group with such person, are jointly and severally liable to us for, and must indemnify us against, any and all damages suffered by us as a result of such violation, including damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits and any professional fees incurred in connection with addressing such violation. The amount of such damages claimed could equal the full amount of our lost Tax Benefits and in certain cases, punitive damages. As noted below, under Delaware law, the shares of our common stock that are not voted in favor of the Charter Amendment will not be subject to the transfer restrictions. Thus, a stockholder who votes its shares of common stock against the Charter Amendment and a person who subsequently acquires the shares from such person or a transferee of such person may not be liable to us for the loss of any Tax Benefits resulting solely from the transfer of such shares because they are not subject to the Charter Amendment. However, if the Charter Amendment is approved, we intend to take the position that all of the outstanding shares of common stock are subject to the Charter Amendment, and the burden would be on a stockholder to establish that the shares of common stock that they propose to transfer were voted against the Charter Amendment.

With respect to any indirect or other transfer of common stock that does not involve a transfer of our “securities” within the meaning of the Delaware General Corporation Law (“DGCL”) but which would cause any “Section 382 five-percent shareholder” to violate the transfer restrictions (such as, for example, the acquisition of an equity interest in an entity that owns shares of our stock), the following procedure will apply instead of the procedures described above. In such a case, no such “Section 382 five-percent shareholder” will be required to dispose of any interest that is not a security issued by us. Instead, such “Section 382 five-percent shareholder” and/or any person whose ownership of our securities is attributed to such “Section 382 five-percent shareholder” will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such “Section 382 five-percent shareholder” not to be in violation of the transfer restrictions, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such “Section 382 five-percent shareholder” or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Waiver of Transfer Restrictions. Our Board of Directors will have the discretion to approve a transfer of our common stock that would otherwise violate the transfer restrictions if it determines that such transfer will not be likely to limit the availability of the Tax Benefits or is in our best interests. In deciding whether to grant a waiver, our board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, our Board of Directors may request relevant information from the acquirer and/or selling party in order to determine compliance with the Charter Amendment or the status of our federal income Tax Benefits, including an opinion of counsel selected by our Board of Directors (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of our Tax Benefits under Section 382. If our Board of Directors decides to grant a waiver, it may impose conditions on the acquirer or selling party.

Implementation and Expiration of the Charter Amendment

If our stockholders adopt the Charter Amendment, we intend to file promptly the Charter Amendment with the Secretary of State of the State of Delaware, whereupon the Charter Amendment will become effective. The transfer restrictions imposed by the Charter Amendment will expire on the earliest of (i) our Board of Directors’ determination that the Charter Amendment is no longer necessary for the preservation of our Tax Benefits because of the amendment, modification or repeal of Section 382 or any successor statute, or is otherwise no longer in our or our stockholders’ best interests, (ii) the beginning of a taxable year to which our Board of Directors determines that none of our Tax Benefits may be carried forward, (iii) such date as our Board of Directors otherwise determines that the Charter Amendment is no longer necessary for the preservation of our Tax Benefits, and (iv) April 27, 2015.

Effectiveness and Enforceability

Although the Charter Amendment is intended to reduce the likelihood of an ownership change, for a number of reasons, we cannot eliminate the possibility that an ownership change will occur even if the Charter Amendment is adopted including:

•	The Board of Directors can permit a transfer to an acquirer that results in or contributes to an ownership change if it determines that such transfer is in our or our stockholders’ best interests.

•

The Charter Amendment does not restrict the transfer of shares to any person who has acquired at least a majority of our common stock in connection with an offer to acquire 100% of our common stock then outstanding.

•

A court could find that part or all of the Charter Amendment is not enforceable, or that the Charter Amendment is not enforceable against particular holders. Under the laws of the State of Delaware, our jurisdiction of incorporation, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute. Delaware law provides that transfer restrictions with respect to shares of our common stock issued prior to the effectiveness of the restrictions will be effective against (i) stockholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted for this proposal if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). See “Certain Considerations—Effect of the Charter Amendment if you vote against it” below.

•

Despite the adoption of the Charter Amendment, there is still a risk that certain changes in relationships among stockholders or other events could contribute to or cause an ownership change under Section 382.

•

An ownership change could be caused or contributed to as a result of our own actions, such as issuing or redeeming shares of our stock, which we remain free to do if our Board of Directors determines that it is in our or our stockholders’ best interests to do so.

•

As discussed below under “Certain Considerations—Effect of the Charter Amendment if you vote against it,” a court could find that the Charter Amendment is unenforceable in general or as applied to a particular stockholder or fact situation.

As a result of these and other factors, the Charter Amendment serves to reduce, but does not eliminate, the risk that we will undergo a Section 382 ownership change. Accordingly, we cannot assure you that an ownership change will not occur even if the Charter Amendment is made effective.

Certain Considerations

Potential Effects on Liquidity

The Charter Amendment will restrict a stockholder’s ability to acquire, directly or indirectly, additional shares of our common stock in excess of the specified limitations. Furthermore, a stockholder’s ability to dispose of our common stock may be limited by reducing the class of potential acquirers for such common stock. In addition, a stockholder’s ownership of our common stock may become subject to the restrictions of the Charter Amendment upon actions taken by persons related to, or affiliated with, them. Stockholders are advised to carefully monitor their ownership of our stock and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the restricted levels.

Potential Impact on Value

If the Charter Amendment is adopted, the Board of Directors intends to include a legend reflecting the transfer restrictions included in the Charter Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common stock in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 5% of our common stock and certain institutional holders who may not be comfortable holding our common stock with restrictive legends, may not be able or willing to purchase our common stock, the Charter Amendment could depress the value of our common stock in an amount that could more than offset any value preserved from protecting our Tax Benefits.

Potential IRS Challenge

The amount of our Tax Benefits has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the Tax Benefits, which could reduce or eliminate the amount of our Tax Benefits. As mentioned above, calculating whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. In addition, if a prohibited transfer occurs and is of sufficient size to cause an ownership change, the IRS could claim that the ownership change (and resulting limitations on our use of the Tax Benefits) is not cured by the disposition of excess shares pursuant to the provisions of the Charter Amendment. Therefore, we cannot assure you that the IRS will not claim that we experienced an “ownership change” and attempt to reduce or eliminate the benefit of our Tax Benefits even if the Charter Amendment is in place.

Anti-Takeover Impact

The reason the Board of Directors adopted the Charter Amendment is to prevent the inadvertent loss of our Tax Benefits. The Charter Amendment though, if adopted by our stockholders, could be perceived as having an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate more than 5% of our common stock and the ability of persons, entities or groups now owning more than 5% of our common stock from acquiring additional shares of our common stock without the approval of the Board of Directors. Accordingly, the overall effects of the Charter Amendment, if adopted by our stockholders, may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. However, we have included an exception in the Charter Amendment that provides that the Charter Amendment will not apply to any person who has acquired at least a majority of our common stock in connection with an offer to acquire 100% of our common stock then outstanding. In addition, the restrictions in the Charter Amendment will last for only a maximum of 36 months (i.e., until April 27, 2015). The Charter Amendment proposal is not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.

Our Certificate of Incorporation and our Bylaws contain the following provisions that may also have a potential anti-takeover effect: (1) the maximum number of directors is fixed at 12 and any vacancy on the Board or newly created directorship will be filled by vote of the remaining directors then in office and (2) the Board of Directors may fix the designation, rights, preferences and limitations of the shares of each series of our preferred stock.

Effect of the Charter Amendment if you vote for it and already own more than 5% of our common stock

If you already own more than 5% of our common stock and you vote for the Charter Amendment, you would be able to transfer shares of our common stock only if the transfer does not increase the percentage of stock ownership of another holder of 5% or more of our common stock or create a new holder of 5% or more of our common stock. As a result you would not be able to sell your shares as a block to a single purchaser. You will also be able to transfer your shares of our common stock through open-market sales to multiple purchasers, as long as those purchasers are not a group for purposes of Section 382. Shares acquired by any person or group in any such transaction will be subject to the Charter Amendment’s transfer restrictions.

Effect of the Charter Amendment if you vote for it and own less than 5% of our common stock

The Charter Amendment will apply to you, but, so long as you own less than 5% of our common stock you can transfer your shares to a purchaser who, after the sale, also would own less than 5% of our common stock.

Effect of the Charter Amendment if you vote against it

Delaware law provides that transfer restrictions with respect to shares of our common stock issued prior to the effectiveness of the restrictions will be effective against (i) stockholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted for this proposal if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to cause shares of our common stock issued after the effectiveness of the Charter Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a stockholder is subject to the Charter Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Charter Amendment that are proposed to be transferred are subject to the Charter Amendment, unless a stockholder establishes that it did not vote in favor of the Charter Amendment. Nonetheless, a court could find that the Charter Amendment is unenforceable, either in general or as applied to a particular stockholder or fact situation.

Conclusion and Recommendation; Vote Required

The Board of Directors believes that it is in our best interests and in the best interests of the stockholders to amend our Certificate of Incorporation to impose certain restrictions on transfers of our common stock in order to prevent the inadvertent loss of our Tax Benefits.

The affirmative vote by the holders of a majority of the votes of all outstanding shares of our common stock as of the record date is necessary for approval of this proposal. Abstentions and broker non-votes will have the same effect as voting against the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE CHARTER AMENDMENT.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT FOR 2012

Ernst & Young LLP has served as our independent registered public accounting firm since 1993 and, at a meeting on February 23, 2012, the Audit and Compliance Committee approved the appointment of Ernst & Young LLP to audit our consolidated financial statements for the year ending December 31, 2012. This appointment is subject to ratification or rejection by the stockholders. Ernst & Young LLP has no financial interest in American Capital. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

The following table presents a summary of the fees billed by Ernst & Young LLP for professional audit services and other services provided for the two years ended December 31, 2011 and 2010:

	(in thousands)
	2011	2010
Audit Fees	$2,919	$3,259
Audit-Related Fees	314	153
Tax Fees	—	—
All Other Fees	35	34

Total Fees	$3,268	$3,446

Audit Fees

“Audit Fees” relate to fees billed by Ernst & Young LLP for the annual audit, including the audit of our annual financial statements, audit of internal control over financial reporting, review of our quarterly financial statements, comfort letters and consents related to debt and stock issuances and security custody examinations.

Audit-Related Fees

“Audit-Related Fees” relate to fees billed for required agreed upon procedures related to our debt securitization transactions and accounting consultation.

Tax Fees

“Tax Fees” relate to fees billed for professional services for tax compliance.

All Other Fees

“All Other Fees” relate to fees billed for required agreed upon procedures related to funds managed by one of our portfolio companies.

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations, and were pre-approved by the Audit and Compliance Committee for 2011 and 2010 in accordance with its pre-approval policy. The Audit and Compliance Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditors. The policy requires the Audit and Compliance Committee to approve each audit or non-audit engagement or accounting project involving the independent auditors, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. Approval of such engagements may be provided in person at regularly scheduled meetings or, for certain services, by email upon the affirmative assent thereto by at least two members of the Audit and Compliance Committee so long as no member objects thereto. In the case of an objection, approval must then be obtained at an in person meeting of the Audit and Compliance Committee. Pre-approval is not required for audit or non-audit services that result in a de minimis amount of $10,000 or less, although such services are reported to the Audit and Compliance Committee promptly thereafter. In addition, pursuant to the policy, pre-approval is not required for additional non-audit services if such services result in a de minimis amount of less than 5% of the total annual fees paid by us to the independent auditor during the fiscal year in which the non-audit services are provided, were not recognized by us at the time of engagement to be non-audit services and are reported to the Audit and Compliance Committee promptly thereafter and approved prior to the completion of the audit.

Conclusion and Recommendation; Vote Required

The affirmative vote of a majority of the votes cast by the holders of our common stock present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. Abstentions will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR 2012.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

The Board of Directors has appointed an Audit and Compliance Committee presently composed of three directors, Ms. Baskin and Messrs. Hahl and Koskinen. Each of the directors is independent as defined in the NASDAQ listing standards. The Board of Directors has determined that Ms. Baskin and Messrs. Hahl and Koskinen are all “audit committee financial experts” (as defined in Item 407 of Regulation S-K under the Securities Act).

The Audit and Compliance Committee’s responsibility is one of oversight as set forth in its charter, which is available on our web site at www.AmericanCapital.com. It is not the duty of the Audit and Compliance Committee to prepare our consolidated financial statements, to plan or conduct audits or to determine that our consolidated financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the consolidated financial statements and for expressing an opinion as to whether those audited consolidated financial statements fairly present our financial position, results of operations, changes in net assets and cash flows in conformity with U.S. generally accepted accounting principles.

The Audit and Compliance Committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP, our independent auditors for 2011.

The Audit and Compliance Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Audit and Compliance Committee has received from Ernst & Young LLP the written statements required by PCAOB Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2011, be included in our Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The Audit and Compliance Committee also recommends the selection of Ernst & Young LLP to serve as independent public accountants for the year ending December 31, 2012.

By the Audit and Compliance Committee:
Neil M. Hahl, Chairman
Mary C. Baskin
John A. Koskinen

Use of Report of the Audit and Compliance Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit and Compliance Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

EXECUTIVE OFFICERS

The Board of Directors elects executive officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of March 1, 2012. The business address of each executive officer is American Capital, Ltd., 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814.

Name	Age	Information about Executive Officers
Malon Wilkus	60	Chief Executive Officer (“CEO”) and Chairman of the Board of Directors. Further information about Mr. Wilkus may be found on page 5 of this proxy statement.

John R. Erickson	52	Mr. Erickson has served as the President, Structured Finance since 2008 and as our Chief Financial Officer (“CFO”) since 1998. He also served as our Secretary from 1999 to 2005 and an Executive Vice President from 2001 to 2008. From 1998 to 2001, Mr. Erickson was a Vice President. He is also Chief Financial Officer, Executive Vice President and a member of the Board of Directors of American Capital Mortgage Investment Corp. and Chief Financial Officer and Executive Vice President of American Capital Agency Corp.

Samuel A. Flax	55	Mr. Flax has served as an Executive Vice President and our General Counsel (“GC”), Chief Compliance Officer and Secretary since 2005. From 1990 to 2005, he was a partner in the Washington, D.C. law firm of Arnold & Porter LLP, where he served as our principal external counsel. He is also Executive Vice President, Secretary and a member of the Board of Directors of American Capital Agency Corp. and Executive Vice President and Secretary of American Capital Mortgage Investment Corp. Mr. Flax also served as Of Counsel to Arnold & Porter LLP in 2005.

Gordon J. O’Brien	46	Mr. O’Brien has served as the President, Specialty Finance and Operations since 2008. From 2001 to 2008 he served as a Senior Vice President and Managing Director. Prior to his election as a Senior Vice President, he served as a Vice President in 2001. From 1998 to 2001, he was a Principal. Mr. O’Brien was a Vice President at Pennington Partners & Company, a private equity fund from 1995 to 1998.

Ira J. Wagner	59	Mr. Wagner has served as the President, European Private Finance since 2008. He previously served as our Chief Operating Officer from 2001 to 2008 and as a Senior Vice President in 2001, prior to becoming an Executive Vice President from 2001 to 2008. He has been an employee since 1997 and has also held the positions of Principal and Senior Investment Officer. From 1993 to 1997, Mr. Wagner was a self-employed consultant and financial advisor.

Brian S. Graff	46	Mr. Graff has served as a Senior Vice President since 2004 and as a Senior Managing Director since 2008. From 2005 to 2008 he served as a Regional Managing Director and from 2004 to 2005 he served as a Managing Director. Mr. Graff also served as a Vice President and Principal from 2001 to 2004. From 2000 to 2001, he was a Principal of Odyssey Investments Partners, a private equity fund.

Name	Age	Information about Executive Officers

Darin R. Winn	47	Mr. Winn has served as a Senior Vice President since 2002 and as a Senior Managing Director since 2008. From 2005 to 2008 he served as a Regional Managing Director and from 2002 to 2005 he served as a Managing Director. Mr. Winn also served as a Vice President from 2001 to 2002. From 1998 to 2001, he was a Principal. Prior to joining the Company, he worked at Stratford Equity Partners, a mezzanine and equity fund, from 1995 to 1998.

Roland H. Cline	64	Mr. Cline has served as a Senior Vice President and Managing Director since 2001. From 1998 to 2001, he was a Vice President.

COMPENSATION DISCUSSION AND ANALYSIS

At our 2011 Annual Meeting of Stockholders, we held a stockholder advisory vote to approve the compensation paid to our named executive officers in 2010, commonly referred to as a “say-on-pay” vote. Our stockholders approved the resolution on executive compensation with 88.66% voting in favor of the resolution. We considered the results of this vote and view this vote as confirmation that our stockholders support our executive compensation policies and decisions. In addition to considering the recent say-on-pay vote, we have also reviewed our executive compensation, individual performance and company performance last year in the current market environment and continue to believe that our focus on providing a mix of base salary, short-term cash incentive payments and long-term incentive compensation at levels consistent with prior years is the best approach for us at this time. Thus, we have not made any material changes to our executive compensation policies and decisions for 2012.

The following is a discussion of certain aspects of our compensation program and practices as they relate to our principal executive officer, our principal financial officer and our three other most highly-paid executive officers for 2011, whom we refer to below collectively as our “named executive officers,” or “NEOs.” We also refer to our CEO, Presidents, CFO and GC as our “senior management.” This section includes a description of the philosophy and objectives underlying our executive compensation policies and our most important executive compensation decisions during our 2011 fiscal year, and provides our analysis of these policies and decisions. It is also meant to provide a context for the data we present in the compensation tables and related footnotes below, as well as the narratives that accompany the compensation tables.

Executive Compensation Philosophy and Objectives

We believe that our continued success as a leading private equity firm and alternative asset manager, including through challenging economic times, is largely attributable to our ability to motivate and retain outstanding executive officers through the use of both current and long-term incentive compensation programs, which are competitive in a global market. We also believe that as a public company, elements of our executive compensation program should be designed to align employee interests with those of the stockholders and to reward performance above various goals, which is why we implemented our long-term incentive compensation programs. We establish compensation levels for our named executive officers based on current competitive market conditions and individual and company performance, each in the context of the economic climate and the relative values of different compensation programs. Our executive compensation programs and related data are reviewed throughout the year and on an annual basis by the Compensation and Corporate Governance Committee (the “Compensation Committee”) to determine if our executive officers are meeting their stated objectives and the programs are providing their intended results.

Decision-Making Process; Role of Executive Officers

The Compensation Committee performs an extensive review of each element of compensation of our executive officers at least once a year and makes a final determination regarding any adjustments to current compensation structure and levels after considering a number of factors. The Compensation Committee generally takes into account the scope of an officer’s responsibilities, performance and experience and balances these factors with competitive compensation levels, our performance and current market conditions. During the annual review process, the Compensation Committee reviews our full-year financial results against financial performance in prior periods with members of senior management and considers research conducted by our senior vice president – human resources (“SVP HR”) and her staff on compensation structure and levels at similar firms (“Industry Data”). We believe that we compete primarily with companies managing private equity funds, mezzanine debt funds, hedge funds and other types of specialized investment funds to retain our executive talent. Most of our competitors are private companies and are not required to disclose their executive compensation practices and policies. The Compensation Committee also considers recommendations made by our CEO and SVP HR and compensation consultants, if any, with regard to compensation for each of the other NEOs, based on the Industry Data, the performance of each executive officer and our performance over the past year.

Compensation Consultants

Under its charter, the Compensation Committee has the authority to select, retain and terminate compensation consultants. In 2011, the Compensation Committee retained McLagan Partners, a compensation consulting firm, to advise the Compensation Committee on marketplace trends in executive compensation and executive officer compensation decisions. For more information on McLagan’s role in advising the Compensation Committee, see “Corporate Governance – Committees of the Board – Compensation and Corporate Governance Committee.”

Elements of Compensation

We pay our named executive officers a combination of base salary, short-term cash incentive payments and long-term incentive compensation, in addition to providing health, retirement and other benefits. In addition, we have entered into employment agreements with each of the NEOs. In accordance with applicable laws and regulations and the Compensation Committee’s charter, the Compensation Committee is required to approve any changes in the compensation of our executive officers. We have not adopted any formal policies or guidelines for allocating compensation between long-term compensation and regularly-paid income or between cash and non-cash compensation. We strive to achieve an appropriate mix between equity incentive awards and cash compensation in order to meet our objectives, as set forth above. For our NEOs, annual salary constituted 11.4% to 16.0% of total compensation, short-term cash incentive payments under our Performance Incentive Plan (“PIP”) for each quarter constituted 25.6% to 29.7% of total compensation and long-term incentive compensation and 401(k) contributions constituted the remaining 58.4% to 59.1% of total compensation in 2011. Thus, we believe that our NEOs remain closely aligned with our stockholders based upon this mix of long-term compensation and regularly-paid income and between cash and non-cash compensation. Each element of compensation is discussed briefly below.

Base Salary

Base salary is one component of each named executive officer’s cash compensation. We establish base salary after considering a variety of factors, including the current economic conditions and the competitive market for executive officers, the scope of each officer’s responsibilities, the performance of the executive officer and our performance and if requested by the Compensation Committee, recommendations from a retained compensation consultant. Base salaries are used to attract, motivate and retain outstanding employees.

Base salaries for our executive officers are reviewed annually by the Compensation Committee and by our compensation consultants, if any, and at the time of a promotion or other change in responsibility of an executive officer and may be adjusted after considering the above factors. Each named executive officer’s employment agreement sets a minimum base salary, as described below under “Employment Agreements.” While the Compensation Committee believes that the named executive officers continued to perform well in 2011 through a prolonged challenging business environment, they determined not to increase the salaries of the NEOs for 2012. Except for Mr. O’Brien, who received a promotion in 2008, the base salaries of the NEOs have not been increased since 2007. The current base salaries for the NEOs are $1,495,000 for Mr. Wilkus, $1,085,000 for Mr. Erickson, and $1,020,000 for each of Messrs. Flax, O’Brien and Wagner.

Short-Term Cash Incentive Payments

Each named executive officer is entitled to participate in a performance-based target incentive payment program under which he may receive a cash incentive payment based on a target amount. The target amount for each NEO is generally determined by the Compensation Committee each year prior to or shortly after the beginning of the year. The Compensation Committee then makes a quarterly determination regarding the amount, if any, of the target incentive payment that should be paid to each named executive officer for that quarter. Typically, only a portion of the incentive payment will be considered for payment after the end of each of the first three quarters of the year, with the majority of the incentive payment considered for payment after the year has concluded and the Compensation Committee has reviewed our performance and the NEO’s performance for the entire year. Payment of the quarterly and year-end target incentive payments in 2011 was contingent on our achievement of certain performance goals set by the Compensation Committee and intended to qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code (the “Section 162(m) Criteria”). For 2012, we have established Section 162(m) Criteria for each quarter and the full year. The portion of each executive officer’s target incentive payment that is contingent on achievement of Section 162(m) Criteria is paid as part of our Performance Incentive Plan and is described further below.

The quarterly payout of a target incentive payment, if any, is intended to motivate our NEOs throughout the year and to match rewards with actual performance when value is added, with a larger amount typically paid at the end of the year. After the conclusion of each year, the Compensation Committee meets to review each executive officer’s performance and our overall performance for the year, including the achievement of the Section 162(m) Criteria, as discussed below.

Each named executive officer’s employment agreement sets a minimum target incentive payment amount for which he is eligible to be considered, which is described below. At the discretion of the Compensation Committee, an NEO may be considered for payment of a higher amount. For 2012, the Compensation Committee determined not to increase the target incentive payment amounts of the NEOs from the following amounts set for 2011, which was also the same as for 2008, 2009 and 2010: Mr. Wilkus at $6,000,000, Mr. Erickson at $3,000,000, and $2,500,000 for each of Messrs. Flax, O’Brien and Wagner. The NEOs were awarded 65% of their target incentive payment amount under the Performance Incentive Plan for 2011. After considering several factors including market data, the Compensation Committee concluded that the 2012 target incentive payment amounts were reasonable and sufficient to meet our objectives as described above.

Long-Term Incentive Compensation Plans

Each NEO participates in long-term incentive compensation plans as do virtually all of our officers. The Compensation Committee and our Board of Directors believe that stock-based incentive compensation is necessary to help attract, motivate and retain outstanding officers and directors and to align further their interests with those of our stockholders. As discussed above, long-term incentive compensation comprised 58.4% to 59.1% of the NEOs’ total compensation for 2011, which we believe helps to ensure that our NEOs are focused on rebuilding stockholder value as we continue to emerge from the recent recession.

Stock-based compensation advances the interests of our company, but as a business development company we are restricted under the 1940 Act in the forms of incentive compensation that we can provide to our employees. For instance, we cannot compensate employees with restricted stock or stock appreciation rights. However, we compete with numerous private equity, mezzanine and hedge funds for our investment professionals. Such funds commonly pay to their partners and employees 20% of the profits (including capital gains), or carried interest, of each newly-raised fund under management. The 1940 Act generally prohibits us from compensating our officers in this manner. We have established two types of long-term equity based incentive plans based on these considerations.

Employee Stock Option Plans

Under conditions specified in the 1940 Act, business development companies are permitted to issue stock options to their employees. Stock options are a key element of our named executive officers’ compensation. We currently maintain the 1997 Employee Stock Option Plan, the 2000 Employee Stock Option Plan, the 2002 Employee Stock Option Plan, the 2003 Employee Stock Option Plan, the 2004 Employee Stock Option Plan, the 2005 Employee Stock Option Plan, the 2006 Stock Option Plan, the 2007 Stock Option Plan, the 2008 Stock Option Plan and the 2009 Stock Option Plan (collectively, the “Existing Option Plans”), which provide for the grant of incentive stock options and nonqualified stock options. Virtually all of our officers received options in 2011 under our Existing Option Plans. For 2011, the Compensation Committee awarded options to the NEOs in the following amounts: Mr. Wilkus, 2,553,108, Mr. Erickson, 1,443,082, Mr. Flax, 1,221,044, Mr. O’Brien, 1,221,044 and Mr. Wagner, 1,221,044.

We established the Existing Option Plans for the purpose of attracting and retaining executive officers and other key employees. The Compensation Committee administers the Existing Option Plans for employee participants. Each of the Existing Option Plans sets a maximum number of shares that may be granted to any single participant. The Compensation Committee uses such criteria as it deems important to make recommendations to the Board of Directors on who will receive awards and the number of options awarded, including the recommendations of senior management. The Compensation Committee generally takes into account the scope of an officer’s responsibilities and experience and balances these factors against competitive compensation levels to attract, motivate and retain outstanding officers. The Board of Directors has the authority to set the exercise price for options in accordance with applicable law and the terms of the plans and is required to adjust the exercise price following the occurrence of events such as stock splits, stock dividends, recapitalizations and reorganizations.

Grants under the Existing Option Plans have generally been made to participating employees on a quarterly basis on the recommendation of senior management and the timing of our grants to named executive officers has been in symmetry with our grants to participating employees more generally. The grant dates of awards under our Existing Option Plans are the Board of Directors approval dates for the respective grants.

Options may be exercised during a period of no more than ten years following the date of grant. The Board of Directors has the discretion to set the vesting period for options and to permit the acceleration of vesting under certain circumstances. Vesting is automatically accelerated upon the occurrence of specified change of control transactions. Section 61(a) of the 1940 Act imposes certain requirements on our option plans including that the options must expire no later than ten years from grant, the options must not be separately transferable other than by gift, will or intestacy, the exercise price at the date of issuance must not be less than the current market price for the underlying stock, the plan must be approved by a majority of our directors who are not “Interested Persons” and by the stockholders and we must not have a profit-sharing plan as described in the 1940 Act.

We have not adopted any new stock option plans since 2009. In addition, nearly all the shares of our common stock available for issuance pursuant to the Existing Option Plans are currently covered by existing option grants. To the extent an optionee terminates employment with unvested options or chooses not to exercise vested options within the period prescribed under the Existing Option Plans, shares of our common stock covered by those options become again available for issuance. However, we currently anticipate that in 2012 we will make much smaller grants to our named executive officers than we made in 2011. Nevertheless, we believe that the interests of our named executive officers will remain aligned with those of the stockholders given the number of previously granted stock options and Performance Incentive Plan awards that remain outstanding.

Performance Incentive Plan

As discussed above, we believe that our employee compensation plans must provide an economic interest in us similar to that generally gained by partners and employees of the management company of private equity, mezzanine and hedge funds. We believe that our Existing Option Plans only partially fulfill this objective. First, they do not allow option holders to share in any dividends paid on our common stock. In addition, under our asset management strategy, we have expanded our management of assets to assets in externally managed funds in addition to assets that we own. Funding the asset management strategy involves the raising of capital by entities other than us and does not involve the sale of shares of our common stock. However, under the 1940 Act, the number of options that we can have outstanding is limited to no more than 20% of the outstanding shares of our common stock. Therefore, the number of outstanding options may not be sufficient to compensate employees at competitive levels within the industry commensurate with the amount of assets we have under management.

Thus, in order to further align the interests of our employees and our stockholders, to address the fact that our employees were not receiving the benefit of any dividends paid on our common stock with respect to their option grants and to reflect the additional assets under management through externally managed funds, we established the Performance Incentive Plan (formerly known as the Incentive Bonus Plan) in 2006. It is an unfunded bonus program exempt from the Employment Retirement Income Security Act, or ERISA. Virtually all of our employees are eligible to and do participate in the Performance Incentive Plan. The Compensation Committee determines the dollar amount of each award made to the executive officers under the Performance Incentive Plan and approves an aggregate amount of awards made to other employees. Awards are based on competitive market conditions for each category of employee, level of responsibility, the performance of each employee, as well as our performance. Awards under the Performance Incentive Plan are used to attract, motivate and retain outstanding employees.

There are two types of awards under the Performance Incentive Plan. Most of the awards are longer-term awards (“Incentive Awards”), in which all of our employees are eligible to participate. In addition, our executive officers can receive cash awards, which form part of the quarterly and annual target cash incentive payments for our executive officers, which are described below (“Target Awards”).

Incentive Awards. We established a trust fund to fund the payment of the Incentive Awards under the Performance Incentive Plan (the “Trust”). The trustee of the Trust is First State Trust Company. In the past we made contributions of cash to the Trust based on the cash Incentive Awards approved by the Compensation Committee. We have not made any such Incentive Awards or contributions to the Trust since 2008 and have no present plans to do so. Pursuant to the terms of the trust agreement, we instruct the trustee, subject to its fiduciary duty, to invest this cash and any other cash generated by trust assets in money market securities for short-term investment purposes and in shares of our common stock for long-term investment purposes, which are purchased on the open market. Shares of our common stock held in the Trust are enrolled in our dividend reinvestment plan and any dividends paid on these shares are reinvested in our common stock.

Each participant has an account under the plan, which is allocated a hypothetical, or notional, number of shares of our common stock, generally based on the amount of each participant’s cash awards divided by the average open-market purchase price for the common stock purchased by the Trust in connection with the respective awards. Once these notional shares are allocated to a participant’s account, the Incentive Awards are tied directly to the interests of our stockholders as the value of the award is directly related to the market price of our common stock. Moreover, as dividends are paid on our common stock, the notional value of the dividends attributable to the notional number of shares in the participant’s account is credited to the account, in the form of additional notional shares. Thus, the participant could receive a benefit from any dividends, something not currently possible under the Existing Option Plans, further aligning the interests of plan participants with those of our stockholders since participants share similarly in any appreciation or decline in our stock price.

Each participant vests in Incentive Awards in accordance with a vesting schedule specified by the Compensation Committee. Vesting is generally based on continued employment, plus, for executive officers, the satisfaction of Performance Goals, as described below. The vesting schedule for prior Incentive Awards has varied from two to six years. In addition, vesting generally accelerates upon a participant’s termination of employment as a result of death or disability, or upon the occurrence of a change of control.

Participants are eligible to receive distributions of the vested portions of Incentive Awards immediately upon vesting. All distributions are made directly by the Trust in the form of our common stock. A participant may elect to defer the payment of the vested portions of Incentive Awards to a later distribution date (or distribution dates) allowed by the Compensation Committee and as permitted under Section 409A of the Code (but no later than ten years after the date of grant). Notwithstanding any deferral election, the vested portion of a participant’s Performance Incentive Plan account will generally be paid on the participant’s termination of employment or upon the occurrence of a change of control. A participant is required to satisfy applicable withholding taxes upon vesting and distribution dates. Incentive Awards under the Performance Incentive Plan would generally be included in the “Stock Awards” column of the Summary Compensation Table, below, although the NEOs do not receive stock directly from us, as discussed above. As noted above, we did not grant any Incentive Awards to any of our employees, including the NEOs, in 2011.

Target Awards and Performance Goals. As discussed above, Target Awards are made to executive officers as part of our quarterly and annual cash incentive payments. Both the Target Awards and the Incentive Awards for executive officers are, at the discretion of the Compensation Committee, subject to certain performance measures and an incentive payment formula (“Performance Goals”). The Performance Goals provide a non-exclusive framework that satisfies the standards of Section 162(m) of the Code, which is discussed below under “Impact of Regulatory Requirements.” Under this aspect of the Performance Incentive Plan, the Compensation Committee designates Performance Goals, which they select from the following metrics, among others: return on equity, revenue, net operating income, net income, net book value per share, dividend characterization, return on assets, cash flow, equity or investment growth, regulatory compliance (including compliance goals relating to the Sarbanes-Oxley Act of 2002), satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet objectives, implementation or completion of one or more projects or transactions, intradepartmental or intra-office performance or any other objective goals established by the Compensation Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such Performance Goals may be particular to a participant or the department, branch, subsidiary or other division in which he or she works, or may be based on our performance and/or one or more of its subsidiaries, and may cover such period as may be specified by the Compensation Committee.

For the full year 2011, the Performance Goals required each officer to satisfy four out of nine of the following measurement standards with respect to the company’s performance above certain confidential levels: (1) gross revenue, (2) pre-tax net operating income, (3) total amortizations, prepayments and exits, (4) employee retention, (5) realizable net asset value per share, (6) uncured new loan covenant violations, (7) return of capital to stockholders, (8) regulatory compliance, and (9) reduction of debt. For each quarter in 2011, the Performance Goals require each officer to meet three of the following measurement standards above certain confidential levels: items (1), (2), (3), (4), (5), (6) and (9) from above.

The Compensation Committee determined that the NEOs qualified to be considered for all or a portion of the Target Award under the Performance Incentive Plan for each quarter of 2011 and for the full year 2011. After reviewing both individual officer performance and our performance, the Compensation Committee decided that is was appropriate to award each of our executive officers 65% of their respective total Target Award for 2011. Incentive payment amounts that were earned in 2011 that were contingent upon the Section 162(m) Criteria are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, below.

For the first quarter in 2012, the Performance Goals require three out of seven of the following measurement standards above certain confidential levels: (1) gross revenue, (2) pre-tax net operating income, (3) total amortizations, prepayments and exits, (4) minimum cash at quarter end, (5) realizable net asset value per share, (6) uncured new loan covenant violations, and (7) reduction of debt.

Personal Benefits and Perquisites

We offer certain health, retirement and other benefits to all employees. Our executive officers are eligible to participate in these benefit plans on the same basis as all other employees. These benefit plans include medical, dental, vision, disability, life and long term care insurance, as well as a 401(k) plan, described below. All employees also receive qualified transportation benefits. We do not believe that it is appropriate for executive officers to receive special perquisites and benefits and thus our executive officers do not receive any personal benefits or perquisites that are not available on a non-discriminatory basis to all employees.

401(k) Plan

We had previously established the American Capital, Ltd. Employee Stock Ownership Plan (the “ESOP”) as an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code, and the American Capital, Ltd. 401(k) Plan (the “401(k) Plan”) with a cash or deferred arrangement intended to qualify under income, (3) total amortizations, prepayments and exits, (4) employee retention, (5) realizable net asset value per share, (6) uncured new loan covenant violations, (7) return of capital to stockholders, (8) regulatory compliance, and (9) reduction of debt. For each quarter in 2011, the Performance Goals require each officer to meet three of the following measurement standards above certain confidential levels: items (1), (2), (3), (4), (5), (6) and (9) from above.

The Compensation Committee determined that the NEOs qualified to be considered for all or a portion of the Target Award under the Performance Incentive Plan for each quarter of 2011 and for the full year 2011. After reviewing both individual officer performance and our performance, the Compensation Committee decided that is was appropriate to award each of our executive officers 65% of their respective total Target Award for 2011. Incentive payment amounts that were earned in 2011 that were contingent upon the Section 162(m) Criteria are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, below.

For the first quarter in 2012, the Performance Goals require three out of seven of the following measurement standards above certain confidential levels: (1) gross revenue, (2) pre-tax net operating income, (3) total amortizations, prepayments and exits, (4) minimum cash at quarter end, (5) realizable net asset value per share, (6) uncured new loan covenant violations, and (7) reduction of debt.

Personal Benefits and Perquisites

We offer certain health, retirement and other benefits to all employees. Our executive officers are eligible to participate in these benefit plans on the same basis as all other employees. These benefit plans include medical, dental, vision, disability, life and long term care insurance, as well as a 401(k) plan, described below. All employees also receive qualified transportation benefits. We do not believe that it is appropriate for executive officers to receive special perquisites and benefits and thus our executive officers do not receive any personal benefits or perquisites that are not available on a non-discriminatory basis to all employees.

401(k) Plan

We had previously established the American Capital, Ltd. Employee Stock Ownership Plan (the “ESOP”) as an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code, and the American Capital, Ltd. 401(k) Plan (the “401(k) Plan”) with a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. We maintained the ESOP and 401(k) Plan for the benefit of our employees to enable them to share in our growth and supplement their personal savings and social security. The ESOP provided that for plan years prior to January 1, 2010, participants would receive allocations of our common stock at least equal to 3% of their annual compensation, up to certain statutory maximums. We did not make a contribution to the ESOP for the 2010 plan year, and effective on December 20, 2010, the ESOP was merged into the 401(k) Plan. Thus, there will be no further ESOP contributions. The 401(k) Plan allows participants to make elective deferrals of a portion of their income as a contribution to a Section 401(k) profit sharing plan. Beginning with the 2010 plan year, the 401(k) Plan provided that we may make discretionary matching contributions to the 401(k) Plan. In 2010 and 2011, we matched 100% of an employee’s 401(k) contributions, up to the first 3% of his or her compensation, subject to statutory maximums, and currently expect to do so again in 2012. The statutory maximum matching contribution for 2010 and 2011 was $7,350, and the statutory maximum matching contribution for 2012 is $7,500. The NEOs participate in the 401(k) Plan on the same basis as all of our other employees.

Employment and Other Agreements

We previously entered into employment agreements with each of our named executive officers. We did not amend any of the employment agreements in 2011 and have no present plans to do so.

The agreements of each of the named executive officers provide for a two-year term that renews on a daily basis so that there will always be two years remaining until either party gives notice that the automatic renewals are to be discontinued. Each agreement also sets forth a minimum base salary for the NEO. The minimum base salary under Mr. Wilkus’ agreement is $530,000 per year; the minimum base salary under the agreement of Mr. Erickson is $1,085,000 a year; and the minimum base salary under the agreements for each of Messrs. Flax, O’Brien and Wagner is $1,020,000 a year. The Compensation Committee has the sole right to increase the base salary during the term of each agreement. The Compensation Committee did not increase the base salaries for the NEOs from the minimum set forth above for 2011. The respective employment agreements provide that Messrs. Wilkus, Erickson, Flax, O’Brien and Wagner are entitled to participate in a performance-based target incentive payment program under which the target incentive payment amount that Mr. Wilkus will be considered for will not be less than 230% of his base salary, the target incentive payment amount that Mr. Erickson will be considered for will not be less than $3,000,000, and the target incentive payment amounts that each of Messrs. Flax, O’Brien and Wagner will be considered for will be not less than $2,500,000, depending on our portfolio performance and the officer’s performance against certain criteria established by the Compensation Committee. Each of the employment agreements provides that the named executive officer’s employment with us will be his primary employment and provides for certain payments upon severance, disability, death or change in control, as discussed below under “Severance and Change of Control Payments.”

Pension and Retirement Plans

Except for the 401(k) Plan, described above, in which all of our employees participate on a non-discriminatory basis, we do not maintain any retirement, pension, defined benefits, supplemental executive retirement or similar plans for our named executive officers.

Stock Ownership Guidelines

We require our named executive officers to own significant amounts of our common stock. Our stock ownership guidelines are designed to increase the executives’ equity ownership of us and to align further their interests more closely with those of our stockholders, as well as to show the executives’ support and belief in us. The guidelines require that each executive officer owns a minimum number of shares of our common stock based on a multiple of his base salary, which is 5x for our Chairman and CEO, 3x for Executive Vice Presidents and Presidents, and 2x for other executive officers. Shares are valued at the higher of their purchase price or current trading price. Until the foregoing ownership requirements are met, each executive officer is expected to retain one-half of all shares distributed from the Performance Incentive Plan and one-half of all shares realized upon the exercise of stock options, net of any shares sold to pay taxes and associated costs due as a result of such distribution or exercise. If an executive officer fails to meet or show sustained progress toward meeting our stock ownership requirements, we may reduce the amount of the officer’s future equity awards. The Compensation Committee may modify these requirements in certain situations. We also believe it is highly inappropriate for any of our employees, including our named executive officers, to short our stock or engage in transactions where the person will earn a profit based on a decline of our stock price. The NEOs’ ownership of our common stock is shown in the stock ownership table on page 36.

Impact of Regulatory Requirements

Although we do not have a formal policy in place, in order to preserve flexibility with respect to the design of our compensation programs, we endeavor to minimize the amount of our taxes and our employees’ taxes to maximize the return to our stockholders and employees. For example, Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company’s chief executive officer and any other executive officer (other than the chief financial officer) required to be reported to its stockholders under the Exchange Act by reason of such executive officer being one of the four most highly compensated executive officers. However, qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. Thus, we have structured portions of the Incentive Awards and Target Awards under the Performance Incentive Plan for the NEOs to qualify as performance-based compensation under Section 162(m) of the Code, as described above. In addition, we have altered the allocation between regularly-paid cash compensation and qualifying performance-based compensation, increasing the amounts allocated to the latter over the past few years.

Additionally, we consider the tax implications of Section 409A of the Code. Section 409A of the Code provides for certain requirements that a plan that provides for the deferral of compensation must meet, including requirements relating to when payments under such a plan may be made, acceleration of benefits, and the timing of elections under such a plan. Failure to satisfy these requirements will generally lead to an acceleration of timing of inclusion in income of deferred compensation, as well as certain penalties and interest.

Conclusion

We believe that our compensation programs have been appropriately designed to continue to attract, retain and motivate our employees, including our senior management, improve our financial performance and align the interests of our senior management with the long-term interests of our stockholders, particularly during challenging economic periods. We believe that our overall performance since going public in 1997, including our ability to continue operations during the recent recession, is due in part to the effectiveness of our compensation programs for all of our employees, and particularly our senior management.

REPORT OF THE COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

Our Compensation and Corporate Governance Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussions, the Compensation and Corporate Governance Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation and Corporate Governance Committee:
Phil R. Harper, Chairman
Stan Lundine
Alvin N. Puryear

SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of the NEOs earned during the fiscal year ended December 31, 2011. In the column “Salary,” we disclose the amount of base salary paid to the NEO during the fiscal year. In the column “Bonus,” we disclose the amount of short-term cash incentive payments earned by the NEO during the fiscal year. We disclose the amount of the NEO’s Incentive Awards under the Performance Incentive Plan in the column “Stock Awards,” although the NEOs do not receive stock from us; rather, we make cash contributions to the Trust, which purchases shares of our common stock on the open market. The shares are allocated to each participant’s account. See “Performance Incentive Plan” under “Compensation Discussion and Analysis,” above.

The amount of the NEO’s performance-based Target Award earned during the fiscal year under our Performance Incentive Plan is disclosed in the column “Non-Equity Incentive Plan Compensation.” The amount in the column “All Other Compensation” is comprised of our contribution to the 401(k)/ESOP plan, which was capped at $7,350 in 2011, $7,350 in 2010, and $7,350 in 2009. The NEOs did not have any perquisites or other personal benefits in excess of the reporting thresholds during the fiscal year.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards(3) ($)	Option Awards(3)(4) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Malon Wilkus	2011	1,495,000	—	—	7,743,984	3,900,000	7,350	13,146,334
Chief Executive Officer and Chairman of the Board of Directors	2010 2009	1,495,000 1,495,000	— —	— 418,975	4,152,871 2,526,089	3,000,000 3,000,000	7,350 7,350	8,655,221 7,447,414

John R. Erickson	2011	1,085,000	—	—	4,377,098	1,950,000	7,350	7,419,448
President, Structured Finance and Chief Financial Officer	2010 2009	1,085,000 1,085,000	— —	— 236,817	2,347,310 1,335,533	1,500,000 1,500,000	7,350 7,350	4,939,660 4,164,700

Ira J. Wagner	2011	1,020,000	—	—	3,703,622	1,625,000	7,350	6,355,972
President, European Private Finance	2010 2009	1,020,000 1,020,000	— —	— 200,378	1,986,144 1,130,998	1,250,000 1,250,000	7,350 7,350	4,263,494 3,608,726

Samuel A. Flax	2011	1,020,000	—	—	3,703,622	1,625,000	7,350	6,355,972
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	2010 2009	1,020,000 1,020,000	— —	— 200,378	1,986,144 1,121,616	1,250,000 1,250,000	7,350 7,350	4,263,494 3,599,344

Gordon J. O’Brien	2011	1,020,000	—	—	3,703,622	1,625,000	7,350	6,355,972
President, Specialty Finance and Operations	2010 2009	1,020,000 1,020,000	— —	— 200,378	1,986,144 1,153,648	1,250,000 1,250,000	7,350 7,350	4,263,494 3,631,376

(1)	Each NEO’s employment agreement sets forth a minimum base salary, as discussed above in “Compensation Discussion and Analysis.”
(2)	Each NEO’s employment agreement sets forth a minimum target incentive payment amount, as discussed above in “Compensation Discussion and Analysis.”
(3)	In the columns “Stock Awards” and “Option Awards,” we disclose the amount of the award(s) measured in dollars and calculated in accordance with ASC 718, as required by SEC regulations. Amounts under the column “Stock Awards” represent the fair value of stock awards granted in such year in accordance with ASC 718, generally equal to the average purchase price of the common stock purchased by the Trust in respect of all Incentive Awards granted, or, in the case of previously forfeited shares allocated to new Incentive Awards, the closing price of our common stock on the date of grant. In 2011 and 2010 there were no incentive awards granted and the 2009 incentive awards were funded using previously forfeited shares. Amounts under the column “Option Awards” represent the fair value per share of stock option awards granted in accordance with ASC 718 based on certain assumptions that we disclose in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.
(4)	Pursuant to the anti-dilution provisions of the applicable stock option plan, the Compensation Committee adjusted the number and exercise price of all stock options that were outstanding prior to June 18, 2009 as a result of the stock dividend declared by us on June 11, 2009. Thus, $704,741, $307,856, $261,431, $252,049, and $284,081 of the amount included for Messrs. Wilkus, Erickson, Wagner, Flax, and O’Brien, respectively, is additional 2009 compensation expense incurred pursuant to ASC 718.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2011

In this table we provide information about each grant of an award made to an NEO in the most recently completed fiscal year under the Existing Option Plans and the Performance Incentive Plan. The target amounts are the same as the maximum amounts under each of the plans. In each case, the grant date is the same date as the Compensation Committee approval date. Amounts disclosed under “Non-Equity Incentive Plan Awards” include the performance-based portion of the Target Awards under the Performance Incentive Plan and the amounts disclosed under “Equity Incentive Plan Awards” include the performance-based Incentive Awards under the Performance Incentive Plan. The column “All Other Option Awards” includes grants made under the Existing Option Plans. The exercise price of option awards is the closing price of our common stock on the date of grant.

Amounts included in the “Grant Date Fair Value of Stock and Option Awards” column are valued in accordance with ASC 718 without reduction of any assumed forfeitures and are based on certain assumptions that we disclose in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards (N/A)			All Other Stock Awards: Number of Shares or Stock (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Malon Wilkus			3,900,000
	2/01/2011								815,821	8.47	2,301,431
	4/28/2011								815,821	10.19	2,784,723
	7/21/2011								460,733	10.08	1,531,246
	10/20/2011								460,733	6.77	1,126,584
John R. Erickson			1,950,000
	2/01/2011								461,123	8.47	1,300,828
	4/28/2011								461,123	10.19	1,573,997
	7/21/2011								260,418	10.08	865,499
	10/20/2011								260,418	6.77	636,774
Ira J. Wagner			1,625,000
	2/01/2011								390,173	8.47	1,100,678
	4/28/2011								390,173	10.19	1,331,817
	7/21/2011								220,349	10.08	732,330
	10/20/2011								220,349	6.77	538,797
Gordon J. O’Brien			1,625,000
	2/01/2011								390,173	8.47	1,100,678
	4/28/2011								390,173	10.19	1,331,817
	7/21/2011								220,349	10.08	732,330
	10/20/2011								220,349	6.77	538,797
Samuel A. Flax			1,625,000
	2/01/2011								390,173	8.47	1,100,678
	4/28/2011								390,173	10.19	1,331,817
	7/21/2011								220,349	10.08	732,330
	10/20/2011								220,349	6.77	538,797

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about unexercised options, both exercisable and unexercisable, under the Existing Option Plans and Incentive Awards under the Performance Incentive Plan that have not vested for each NEO outstanding as of December 31, 2011. The market value of the Incentive Awards is the market value of the NEO’s bookkeeping account held by the Trust under the Performance Incentive Plan calculated with a stock price of $6.73, which was the closing price of our common stock as of December 31, 2011.

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)(3)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares that Have Not Vested ($)
Malon Wilkus	28,580			14.42	5/15/2013	271,477	1,827,040
	28,580			13.65	8/15/2013
	361,516	241,010		16.71	7/24/2018
	497,988	248,994		4.81	1/7/2019
	102,854	51,427		2.15	4/24/2019
	102,854	51,427		2.51	5/26/2019
	79,173	39,587		2.71	6/23/2019
	77,638	38,818		3.10	7/22/2019
	46,902	23,451		2.96	8/12/2019
	127,552	63,775		2.77	11/11/2019
	63,070	126,140		3.48	2/10/2020
	62,691	125,401		6.45	4/29/2020
	163,164	652,657		5.19	7/22/2020
	163,164	652,657		6.51	10/21/2020
	—	815,821		8.47	2/1/2021
	—	815,821		10.19	4/28/2021
	—	460,733		10.08	7/21/2021
	—	460,733		6.77	10/20/2021

John R. Erickson	192,537	128,356		16.71	7/24/2018	154,391	1,039,051
	281,471	140,736		4.81	1/7/2019
	58,135	29,068		2.15	4/24/2019
	58,135	29,068		2.51	5/26/2019
	44,750	22,376		2.71	6/23/2019
	43,883	21,941		3.10	7/22/2019
	26,510	13,255		2.96	8/12/2019
	72,096	36,047		2.77	11/11/2019
	35,649	71,297		3.48	2/10/2020
	35,434	70,881		6.45	4/29/2020
	92,224	368,899		5.19	7/22/2020
	92,224	368,899		6.51	10/21/2020
	—	461,123		8.47	2/1/2021
	—	461,123		10.19	4/28/2021
	—	260,418		10.08	7/21/2021
	—	260,418		6.77	10/20/2021

Ira J. Wagner	153,392	102,259		16.71	7/24/2018	146,929	988,834
	—	119,084		4.81	1/7/2019
	—	24,595		2.15	4/24/2019
	24,596	24,595		2.51	5/26/2019
	18,933	18,933		2.71	6/23/2019
	18,565	18,565		3.10	7/22/2019
	11,216	11,215		2.96	8/12/2019
	30,501	30,501		2.77	11/11/2019
	—	60,327		3.48	2/10/2020
	29,982	59,975		6.45	4/29/2020
	78,034	312,139		5.19	7/22/2020
	78,034	312,139		6.51	10/21/2020
	—	390,173		8.47	2/1/2021
	—	390,173		10.19	4/28/2021
	—	220,349		10.08	7/21/2021
	—	220,349		6.77	10/20/2021

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)(3)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares that Have Not Vested ($)

Samuel A. Flax	153,392	102,259		16.71	7/24/2018	126,550	851,679
	238,168	119,084		4.81	1/7/2019
	49,191	24,595		2.15	4/24/2019
	49,191	24,595		2.51	5/26/2019
	37,865	18,933		2.71	6/23/2019
	37,131	18,565		3.10	7/22/2019
	22,432	11,215		2.96	8/12/2019
	61,003	30,501		2.77	11/11/2019
	30,164	60,327		3.48	2/10/2020
	29,982	59,975		6.45	4/29/2020
	78,034	312,139		5.19	7/22/2020
	78,034	312,139		6.51	10/21/2020
	—	390,173		8.47	2/1/2021
	—	390,173		10.19	4/28/2021
	—	220,349		10.08	7/21/2021
	—	220,349		6.77	10/20/2021

Gordon J. O’Brien	153,392	102,259		16.71	7/24/2018	123,684	832,395
	238,168	119,084		4.81	1/7/2019
	49,191	24,595		2.15	4/24/2019
	49,191	24,595		2.51	5/26/2019
	37,865	18,933		2.71	6/23/2019
	37,131	18,565		3.10	7/22/2019
	22,432	11,215		2.96	8/12/2019
	61,003	30,501		2.77	11/11/2019
	30,164	60,327		3.48	2/10/2020
	29,982	59,975		6.45	4/29/2020
	78,034	312,139		5.19	7/22/2020
	78,034	312,139		6.51	10/21/2020
	—	390,173		8.47	2/1/2021
	—	390,173		10.19	4/28/2021
	—	220,349		10.08	7/21/2021
	—	220,349		6.77	10/20/2021

(1)	We disclose the amount of the NEO’s Incentive Awards under the Performance Incentive Plan in the column “Stock Award,” although the NEOs do not receive stock from us; rather, we make cash contributions to the Trust, which purchases shares of our common stock on the open market. The shares are allocated to each participant’s account. See “Performance Incentive Plan” under “Compensation Discussion and Analysis” above.
(2)	Vesting dates of unvested option awards are as follows:

Vest Date	Malon Wilkus	John R. Erickson	Ira J. Wagner	Gordon J. O’Brien	Samuel A. Flax
1/7/2012	248,994	140,736	119,084	119,084	119,084
2/1/2012	163,164	92,224	78,034	78,034	78,034
2/11/2012	63,070	35,649	30,164	30,164	30,164
4/24/2012	51,427	29,068	24,595	24,595	24,595
4/28/2012	163,164	92,224	78,034	78,034	78,034
4/29/2012	62,691	35,435	29,983	29,983	29,983
5/26/2012	51,427	29,068	24,595	24,595	24,595
6/24/2012	39,587	22,376	18,933	18,933	18,933
7/21/2012	92,146	52,083	44,069	44,069	44,069
7/22/2012	163,164	92,224	78,034	78,034	78,034
7/23/2012	38,818	21,941	18,565	18,565	18,565
7/24/2012	120,506	64,178	51,130	51,130	51,130
8/13/2012	23,451	13,255	11,215	11,215	11,215
10/20/2012	92,146	52,083	44,069	44,069	44,069
10/21/2012	163,164	92,224	78,034	78,034	78,034
11/12/2012	63,775	36,047	30,501	30,501	30,501
2/1/2013	163,164	92,224	78,034	78,034	78,034

Vest Date	Malon Wilkus	John R. Erickson	Ira J. Wagner	Gordon J. O’Brien	Samuel A. Flax
2/11/2013	63,070	35,648	30,163	30,163	30,163
4/28/2013	163,164	92,224	78,034	78,034	78,034
4/29/2013	62,710	35,446	29,992	29,992	29,992
7/21/2013	92,146	52,083	44,070	44,070	44,070
7/22/2013	163,164	92,225	78,035	78,035	78,035
7/24/2013	120,504	64,178	51,129	51,129	51,129
10/20/2013	92,146	52,083	44,070	44,070	44,070
10/21/2013	163,164	92,225	78,035	78,035	78,035
2/1/2014	163,164	92,225	78,035	78,035	78,035
4/28/2014	163,164	92,225	78,035	78,035	78,035
7/21/2014	92,147	52,084	44,070	44,070	44,070
7/22/2014	163,164	92,225	78,035	78,035	78,035
10/20/2014	92,147	52,084	44,070	44,070	44,070
10/21/2014	163,164	92,225	78,035	78,035	78,035
2/1/2015	163,164	92,225	78,035	78,035	78,035
4/28/2015	163,164	92,225	78,035	78,035	78,035
7/21/2015	92,147	52,084	44,070	44,070	44,070
7/22/2015	163,165	92,225	78,035	78,035	78,035
10/20/2015	92,147	52,084	44,070	44,070	44,070
10/21/2015	163,165	92,225	78,035	78,035	78,035
2/1/2016	163,165	92,225	78,035	78,035	78,035
4/28/2016	163,165	92,225	78,035	78,035	78,035
7/21/2016	92,147	52,084	44,070	44,070	44,070
10/20/2016	92,147	52,084	44,070	44,070	44,070

(3)	Vesting dates of unvested shares of stock purchased by the Trust under the Performance Incentive Plan are as follows:

Vest Date	Malon Wilkus	John R. Erickson	Ira J. Wagner	Gordon J. O’Brien	Samuel A. Flax
1/9/2012	30,718	16,360	16,360	10,933	13,034
2/1/2012	3,418	2,696	2,696	2,238	2,291
5/10/2012	12,442	9,813	9,813	12,245	8,341
6/22/2012	28,980	15,434	15,434	10,315	12,296
7/27/2012	42,303	23,603	23,603	17,031	18,980
10/26/2012	33,684	18,934	18,934	14,590	15,248
11/11/2012	28,599	16,165	13,678	13,678	13,678
12/15/2012	—	—	—	2,127	—
1/9/2013	30,718	16,360	16,360	10,933	13,034
2/1/2013	3,418	2,696	2,696	2,238	2,291
11/11/2013	28,599	16,165	13,678	13,678	13,678
11/11/2014	28,598	16,165	13,677	13,678	13,679

OPTION EXERCISES AND STOCK VESTED

The following table provides information relating to exercises of stock options and vesting of Incentive Awards during the year ended December 31, 2011, on an aggregated basis. The amounts under the “Value Realized on Vesting” column were calculated by multiplying the number of shares acquired on vesting by the share price on the date the award vested.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Malon Wilkus	—	—	180,143	1,546,782
John R. Erickson	—	—	103,005	889,743
Ira J. Wagner	292,928	1,567,256	100,518	871,114
Gordon J. O’Brien	—	—	83,158	720,643
Samuel A. Flax	—	—	83,869	724,515

(1)	Participants in the Performance Incentive Plan are permitted to defer the distribution of vested portions of Incentive Awards to a date up to ten years after the date of the grant. Of the amounts included in the table above, the vested awards were deferred as follows:

•	Mr. Wilkus elected to defer the distribution of 20,517 and 70,511 shares until 2016 and 2017, respectively.

•	Mr. Erickson elected to defer the distribution of 36,168, 15,434, and 18,878 shares until 2012, 2013 and 2016, respectively.

•	Mr. Wagner elected not to defer any of the vested shares.

•	Mr. O’Brien elected to defer the distribution of 36,650 and 21,896 shares until 2012 and 2016, respectively.

•	Mr. Flax elected to defer the distribution of 3,439, 3,439, 10,582, 16,472 and 6,468 shares until 2013, 2014, 2015, 2016, and 2017, respectively.

SEVERANCE AND CHANGE OF CONTROL PAYMENTS

Employment Agreements

Each of the employment agreements that we have entered into with an executive officer contains provisions for payments upon certain events as follows:

Disability.

•	continuation of the officer’s base salary for one year (two years in the case of Mr. Wilkus) reduced by the amount of any long-term disability payments received by him during this period;

•

pro rated target incentive payment for the year in which the officer’s employment is terminated following a disability based on the highest target incentive payment amount that could have been earned in that year by him;

•

an additional severance payment equal to the highest target incentive payment amount that could have been earned by him during the year in which the disability termination occurred (multiplied by two in the case of Mr. Wilkus); and

•	insurance and other employee benefits during the base salary continuation period following a disability.

Termination by us other than for Misconduct or by the executive officer with Good Reason.

•	continuation of base salary and insurance benefits for a specified period;

•	an additional lump sum severance payment in a specified amount ($3,000,000 for Mr. Wilkus, $1,500,000 for Mr. Erickson, $1,250,000 for Messrs. Flax, Wagner and O’Brien); and

•

an additional severance payment equal to the greater of the highest target incentive payment amount that the officer could have earned during the year in which the termination occurred or the highest target incentive payment made to the officer for any of the three calendar years ending prior to the year in which the termination occurred, multiplied by 2 for Mr. Wilkus and by 1.25 for Messrs, Erickson, Flax, O’Brien and Wagner.

In the case of Mr. Wilkus, the continuation period is two years, in the case of Messrs. Erickson, Flax, O’Brien and Wagner, the period is 15 months. During the continuation period, the base salary will be continued at the highest rate in effect in the 24 months preceding termination.

Change of Control.

A “Change of Control” is defined in each of the employment agreements as the occurrence of any of the following events: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the company, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the company representing 25% or more of the combined voting power of the company’s then outstanding securities; (ii) the stockholders of the company approve a merger or consolidation of the company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation that would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the stockholders of the company approve a plan of complete liquidation or winding-up of the company or an agreement for the sale or disposition by the company of all or substantially all of the company’s assets.

In the event of a termination of a named executive officer (other than Mr. Wilkus) by us other than for misconduct or by the officer for Good Reason in the two months preceding or 18 months following a Change of Control of us, including a deemed termination for misconduct by giving written notice of our intent to discontinue the daily extensions of the term of the employment agreement without the named executive officer’s written consent, the salary continuation period noted above would be lengthened to two years and the multiplier for the second additional severance payment would be increased from 1.25 to 2. “Good Reason” is defined in the employment agreements (other than for Mr. Wilkus) as any of the following that occurs in the two months preceding or 18 months following a Change of Control of us: (1) a material diminution of the executive’s authority, duties or responsibilities with the company; (2) a material breach by us of any material provision of the employment agreement; or (3) any material change in the geographic location at which the executive must perform services.

Mr. Wilkus has the right to declare that Good Reason exists if we take any of the actions above, regardless of whether a Change of Control has occurred. In addition, in the event of a Change of Control, Mr. Wilkus may terminate his employment for Good Reason within the two months preceding or 18 months following the Change of Control, regardless of whether we take any of the actions above. In the event of a termination of Mr. Wilkus by us other than for misconduct or by Mr. Wilkus with Good Reason in the two months preceding or 18 months following a Change of Control of us, the salary continuation period noted above would be lengthened to three years and the multiplier for the second additional severance payment would be increased from 2 to 3.

Death.

If any NEO dies during the term of his employment agreement, his estate will be entitled to receive:

•

his target incentive payment for the year in which the death occurs, prorated through the date of death based on the highest target incentive payment amount that could have been earned in that year; and

•	a continuation of health benefits for a period equal to two months multiplied by the number of full years (up to nine) during which he was employed by us.

In addition, each of the employments agreements contains a non-competition provision that prevents the executive officer, without the prior written consent of our Board of Directors, from being involved as an officer, employee, partner, stockholder, consultant or otherwise with (A) any person that competes with us or provides or proposes to provide services or investments to a current client of us or (B) any of our potential customers with whom we have discussed a relationship in the 12 months prior to such executive officer’s termination date. The non-competition period (the “Restricted Period”) lasts for two years from the termination date if the company terminates the executive officer’s employment for other than “misconduct” or disability or if the executive officer terminates employment for “good reason” or one year if the executive officer’s employment is otherwise terminated. Each of the employment agreements also contains a provision preventing the executive officer from soliciting any of our employees or interfering in a similar manner with our business during the Restricted Period.

Stock Option and Stock Plans

Under the terms of the Employee Option Plans, a participant’s options vest in full upon a change of control of us. Under the Performance Incentive Plan, notwithstanding a participant’s election to defer distributions of a vested incentive payment award, the vested portion of a participant’s account(s) will generally be distributed upon the occurrence of a change of control.

The following table summarizes the estimated payments to be made under the employment agreement for each NEO at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or a change in control. Under each employment agreement, the NEO is not entitled to any amount if such NEO’s termination was for misconduct by the NEO. In accordance with SEC regulations, the following table does not include any amount to be provided to a named executive officer under any arrangement that does not discriminate in scope, terms or operation in favor of the named executive officer and that are available generally to all salaried employees. Also, the following table does not duplicate information already provided in the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the named executive officer would be enhanced by the termination event. The amounts in the following table are hypothetical and based on SEC regulations. Actual payments will depend on the circumstances and timing of any termination.

In accordance with SEC regulations, for purposes of the quantitative disclosure in the following table, we have assumed that the termination took place on December 31, 2011, but under the terms of the current employment agreements and that the price per share of our common stock is the closing market price as of December 31, 2011, or $6.73.

The information below constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

Executive Benefits and Payments upon Termination	Termination by Company Without Cause ($)	Termination by Company or Voluntary Termination for Good Reason, each in connection with a Change in Control ($)	Voluntary Termination ($)	Disability ($)	Death ($)
Malon Wilkus(4)
Severance Payment	2,990,000	4,485,000	—	—	—
Base Salary	—	—	—	2,990,000	—
Unused Accrued Vacation Time(1)	0 –172,500	0 –172,500	0 –172,500	0 –172,500	0 –172,500
Target Incentive Payment(2)	15,000,000	21,000,000	—	18,000,000	6,000,000
Insurance Benefits(3)	26,927	40,390	—	26,927	20,195

TOTAL:	18,189,427	25,697,890	172,500	21,189,427	6,192,695

John R. Erickson
Severance Payment	1,356,250	2,170,000	—	—	—
Base Salary	—	—	—	1,085,000	—
Unused Accrued Vacation Time	0 –104,327	0 –104,327	0 –104,327	0 –104,327	0 –104,327
Target Incentive Payment	5,250,000	7,500,000	—	6,000,000	3,000,000
Insurance Benefits	24,029	38,446	—	19,223	28,834

TOTAL:	6,734,606	9,812,773	104,327	7,208,550	3,133,161

Samuel A. Flax
Severance Payment	1,275,000	2,040,000	—	—	—
Base Salary	—	—	—	1,020,000	—
Unused Accrued Vacation Time	0 – 78,462	0 – 78,462	0 – 78,462	0 – 78,462	0 – 78,462
Target Incentive Payment	4,375,000	6,250,000	—	5,000,000	2,500,000
Insurance Benefits	24,029	38,446	—	19,223	22,427

TOTAL:	5,752,491	8,406,908	78,462	6,117,685	2,600,889

Ira J. Wagner
Severance Payment	1,275,000	2,040,000	—	—	—
Base Salary	—	—	—	1,020,000	—
Unused Accrued Vacation Time	0 – 98,077	0 – 98,077	0 – 98,077	0 – 98,077	0 – 98,077
Target Incentive Payment	4,375,000	6,250,000	—	5,000,000	2,500,000
Insurance Benefits	24,029	38,446	—	19,223	28,834

TOTAL:	5,772,106	8,426,523	98,077	6,137,300	2,626,911

Gordon J. O’Brien
Severance Payment	1,275,000	2,040,000	—	—	—
Base Salary	—	—	—	1,020,000	—
Unused Accrued Vacation Time	0 – 98,077	0 – 98,077	0 – 98,077	0 – 98,077	0 – 98,077
Target Incentive Payment	4,375,000	6,250,000	—	5,000,000	2,500,000
Insurance Benefits	24,029	38,446	—	19,223	28,834

TOTAL:	5,772,106	8,426,523	98,077	6,137,300	2,626,911

(1)	Unused accrued vacation time for each NEO is a range of minimum and maximum amounts payable, depending on the amount of vacation time accrued at the time of termination.

(2)	Amounts in the rows titled “Target Incentive Payment” have been calculated assuming no other payments have been made to the NEO as of December 31, 2011, for the current year.
(3)	Insurance Benefits are based on the December 2011 monthly payment for Health, Dental, Vision, Life and Disability coverage for each NEO.
(4)	As discussed above in “Compensation Discussion and Analysis,” Mr. Wilkus has the right under his employment agreement to declare that good reason exists regardless of whether a change of control has occurred in certain circumstances.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of March 1, 2012 (unless otherwise indicated), the beneficial ownership of each current director, each nominee for director, each of our named executive officers, our executive officers and directors as a group and each stockholder known to management to own beneficially more than 5% of the legally outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owner set forth in the table has sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class	Dollar Range of Equity Securities Beneficially Owned(2)
Beneficial Owners of more than 5%:
Paulson & Company, Inc.	31,883,700	(11)	9.2%	N/A
FIG LLC	21,788,236	(12)	6.3%	N/A
Directors and Named Executive Officers:
Malon Wilkus	3,876,451	(3)(4)(7)	1.2%	over $100,000
John R. Erickson	2,101,994	(3)(4)(8)	*	N/A
Ira J. Wagner	828,201	(3)	*	N/A
Samuel A. Flax	1,590,382	(3)(4)	*	N/A
Gordon O’Brien	1,639,687	(3)(4)	*	N/A
Mary C. Baskin	338,551	(5)(6)	*	over $100,000
Neil M. Hahl	354,548	(5)	*	over $100,000
Philip R. Harper	1,734,828	(5)(9)	*	over $100,000
John A. Koskinen	368,258	(5)	*	over $100,000
Stan Lundine	344,251	(5)	*	over $100,000
Kenneth D. Peterson, Jr.	647,953	(5)(10)	*	over $100,000
Alvin N. Puryear	361,740	(5)	*	over $100,000
Directors and Executive Officers as a group (15 persons)	17,644,337		5.1%	N/A

*	Less than one percent.
(1)	Pursuant to the rules of the SEC, shares of our common stock subject to options held by our directors and named executive officers that are exercisable within 60 days of March 1, 2012, are deemed outstanding for the purposes of computing such director’s or executive officer’s beneficial ownership.
(2)	The dollar range of our equity securities beneficially owned is calculated by multiplying the closing price of our common stock as reported on The NASDAQ Global Select Market as of March 1, 2012, times the number of shares beneficially owned, in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(3)

Includes vested and deferred shares allocated to the account of each executive officer as a participant in our Performance Incentive Plan, each as of March 1, 2012, and shares issuable upon the exercise of options that are exercisable within 60 days of March 1, 2012: Mr. Wilkus has 670,186 shares in the PIP and 2,658,236 shares issuable upon the exercise of options; Mr. Erickson has 400,061 shares in the PIP and 1,458,384 shares issuable upon the exercise of options; Mr. Wagner has 94,227 shares in the PIP and 717,901 shares issuable upon the exercise of options; Mr. Flax has 269,158 shares in the PIP and 1,224,481 shares issuable upon the exercise of options; and Mr. O’Brien has 246,514 shares in the PIP and 1,224,481 shares issuable upon the exercise of options.
(4)	Includes the equivalent number of shares held as units in our 401(k) Plan of which the named executive officer is the beneficial owner: Mr. Wilkus has the equivalent of 80,934 shares; Mr. Erickson has the equivalent of 10,279 shares; Mr. Flax has the equivalent of 4,766 shares; and Mr. O’Brien has the equivalent of 9,036 shares.
(5)	Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of March 1, 2012. Ms. Baskin, Messrs. Hahl, Harper, Koskinen, Lundine and Peterson, and Dr. Puryear have 323,328, 323,328, 323,328, 318,328, 273,328, 298,328 and 323,328 such shares, respectively.
(6)	Includes 14,606 shares that are owned by Ms. Baskin’s husband. Also includes 165 shares that are owned by Ms. Baskin’s son, of which Ms. Baskin disclaims beneficial ownership of such shares.
(7)	Includes 118,204 shares that are held in margin accounts or otherwise pledged. Includes 91,963 shares that are owned by Mr. Wilkus’ wife.
(8)	Includes 148,687 shares that are held in margin accounts or otherwise pledged.
(9)	Includes 12,747 shares that are owned by Mr. Harper’s wife.
(10)	All of the shares are held in margin accounts or otherwise pledged. Includes 333 shares that are owned by Mr. Peterson’s wife.
(11)	This information is based on an Amendment No. 2 to Schedule 13G (the “Paulson Schedule 13G”) filed with the SEC on February 14, 2012, by Paulson & Co., Inc. and the following related entities (collectively, the “Reporting Persons”): Paulson Advantage Master Ltd. (“Advantage Master”); Paulson Advantage Plus Master Ltd. (“Advantage Plus Master”); Paulson International Ltd. (“International”); Paulson Enhanced Ltd. (“Enhanced Ltd”); Paulson Recovery Master Fund Ltd. (“Recovery Master”); Paulson Partners L.P. (“Paulson Partners”); Paulson Partners Enhanced, L.P. (“Enhanced LP”); and John Paulson. Paulson & Co., Paulson Partners, Enhanced LP and John Paulson each have a business address at 1251 Avenue of the Americas, 50th Floor, New York, New York 10020. Advantage Master, Advantage Plus Master, International, Enhanced Ltd. and Recovery Master each have a business address at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, Grand Cayman, KY1-1104, Cayman Islands. Paulson & Co, an investment advisor that is registered under the Investment Advisors Act of 1940, and its affiliates furnish investment advice to Advantage Master, Advantage Plus Master, International, Enhanced Ltd, Recovery Master (collectively, the “Funds”) and separately managed accounts (the “Separately Managed Accounts”). Paulson & Co is a general partner of Paulson Partners and Enhanced LP. John Paulson is the controlling person of Paulson & Co. Each of the Funds and the Separately Managed Accounts may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of the shares of Common Stock reported in the Paulson Schedule 13G with Paulson & Co and John Paulson. The Paulson Schedule 13G indicates that as of December 31, 2011, Advantage Master individually beneficially owns 4,772,745 shares; Advantage Plus Master individually beneficially owns 7,674,342 shares; International individually beneficially owns 1,345,940 shares; Enhanced Ltd. individually beneficially owns 3,588,296 shares; Recovery Master individually beneficially owns 12,000,000 shares; Paulson Partners individually beneficially owns 400,171 shares; Enhanced LP individually beneficially owns 1,085,836 shares; Paulson’s Separately Managed Accounts individually beneficially owns 1,016,370 shares; and John Paulson and Paulson & Co. each beneficially own 31,883,700 shares.
(12)	This information is based on an Amendment No. 4 to Schedule 13G (the “FIG Schedule 13G”) filed with the SEC on February 13, 2012, by FIG LLC, Fortress Operating Entity I LP, FIG Corp., and Fortress Investment Group (collectively, the “Reporting Persons”). The address of the principal business office of each of the Reporting Persons is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, NY 10105, Attention: Michael Cohn. The FIG Schedule 13G indicates that as of December 31, 2011, FIG LLC, Fortress Operating Entity I LP, FIG Corp., and Fortress Investment Group each beneficially owned 21,788,236 shares.

CORPORATE GOVERNANCE

Our Board of Directors has developed corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of our business. The governance practices are memorialized in corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of management. These guidelines, in conjunction with our Certificate of Incorporation, Bylaws and committee charters, form the framework for our governance. All of these documents are available on our website at www.AmericanCapital.com.

Board Leadership Structure

Our Board of Directors is currently comprised of seven independent directors and one employee director, Mr. Wilkus. Mr. Wilkus has served as our Chairman and Chief Executive Officer since he founded the company in 1986, except for the period from 1997 to 1998, during which he served as Chief Executive Officer and Vice Chairman of the Board of Directors. We believe that combining the positions of Chairman and Chief Executive Officer is the best corporate governance leadership structure for the company because it permits clear accountability, effective decision-making and alignment on corporate strategy. We also believe that this structure is particularly appropriate and beneficial to us because it most effectively utilizes Mr. Wilkus’ broad experience and knowledge regarding the company, including by allowing him to set the agendas and priorities of the Board and lead discussions on our business and strategy.

Although we believe that it is more effective for us to combine the positions of Chairman and Chief Executive Officer, we recognize the importance of strong independent leadership on the Board. We believe that our Board’s independent oversight continues to be substantial. Our Board of Directors has determined that all of the current directors, except Mr. Wilkus, are “independent” as defined in The NASDAQ Stock Market listing standards (the “NASDAQ listing standards”). Similarly, only Mr. Wilkus is an “Interested Person” of American Capital under the 1940 Act. In addition, each of our Board’s Audit and Compliance Committee and Compensation and Corporate Governance Committee is composed entirely of independent directors. These independent committees of our Board also have the authority under their respective charters to hire independent advisors and consultants, at our expense, to assist them in performing their duties.

Further, it is our Board’s policy as a matter of good corporate governance to have a majority of our independent directors annually elect a “lead independent director” to preside over regular meetings of the independent directors, without management or employee directors present, to facilitate the Board’s effective independent oversight of management. The designation of a lead independent director is for a three-year term and a lead independent director may run for re-election at the end of a term. If the lead independent director is unavailable for a meeting, his or her immediate predecessor will serve as lead independent director for such meeting. At a meeting on July 22, 2010, Mr. Harper was designated as the lead director for the current three-year term.

Meetings of Disinterested Directors. Members of the Board of Directors who are not “Interested Persons” as defined in the 1940 Act have decided to hold quarterly meetings without persons who are members of management present. These directors also designate a director who is “independent,” as defined in Rule 5605(a)(2) of the NASDAQ listing standards, to serve as the “lead independent director” and preside at these meetings. Presently, our disinterested directors meet quarterly and may hold additional meetings at the request of the lead independent director or another disinterested director.

Committees of the Board

The Board of Directors holds regular monthly meetings and meets on other occasions when required by circumstances. Certain directors also serve on the Board of Directors’ principal standing committees. Such committees, their primary functions and memberships are described below.

Executive Committee. This committee has the authority to exercise all powers of the Board of Directors except for actions that must be taken by the full Board of Directors under the Delaware General Corporation Law or the 1940 Act. Members of the Executive Committee are Messrs. Harper and Wilkus and Dr. Puryear.

Audit and Compliance Committee. This committee oversees the engagement of our independent auditors and questions our management and independent auditors on the application of accounting and reporting standards in our financial statements. Its purpose and responsibilities are more fully set forth in the committee’s charter which was adopted by the Board of Directors and is available in the Investor Relations section of our web site at www.AmericanCapital.com. The charter was adopted by the Board of Directors on February 24, 2005, and amended on February 21, 2008, following a review by this committee. This committee’s meetings include, whenever appropriate, executive sessions with our independent auditors, without the presence of management. The Audit and Compliance Committee reviews and provides a recommendation to the Board of Directors with regard to its approval of the valuations of portfolio companies presented by management. In such review, the committee discusses the proposed valuations with our independent auditors and any other relevant consultants. It also has the responsibility for reviewing matters regarding accounting, ethics, legal and regulatory compliance and for engaging, evaluating and terminating any internal audit service providers and approving fees to be paid to such internal audit service providers. The Audit and Compliance Committee annually reviews the experience and qualifications of the senior members of the independent external audit function and the internal audit function and the quality control procedures of the independent external auditors and the internal auditors. In addition, the Audit and Compliance Committee discusses with the independent auditors, internal auditors and any internal audit service providers (as may be engaged from time to time) the overall scope, plans and budget for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. The Audit and Compliance Committee is currently composed of Ms. Baskin and Messrs. Hahl and Koskinen. Mr. Hahl serves as Chairman. Each member of this committee is independent, as defined in Rule 4200(a)(15) of the NASDAQ listing standards. The Board of Directors has determined that each of Ms. Baskin and Messrs. Hahl and Koskinen is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Compensation and Corporate Governance Committee. This committee has the responsibility for setting the terms of employment of our Chief Executive Officer and reviewing and approving the salaries, incentive payments and other compensation and benefits of the other executive officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of the our other employees, and administering our employee stock option plans. Although the committee consults with senior management to establish our general compensation philosophy, they have the sole authority to set the compensation of our executive officers. It also has responsibility for recommending and considering corporate governance practices and policies and monitoring our litigation docket. Its purpose and responsibilities are more fully set forth in the committee’s charter, which was adopted by the Board and is available in the Investor Relations section of our web site at www.AmericanCapital.com. The charter was adopted by the Board of Directors on February 24, 2005, and amended on March 8, 2007, and February 21, 2008, following a review by this committee. Members of this committee are Messrs. Harper and Lundine and Dr. Puryear. Mr. Harper serves as Chairman. Each member of this committee is independent, as defined in Rule 4200(a)(15) of the NASDAQ listing standards.

Under its charter, the Compensation Committee has the authority to select, retain and terminate compensation consultants. In 2011, the Compensation Committee retained McLagan Partners, a compensation consulting firm, to advise the Compensation Committee on marketplace trends in executive compensation and executive officer compensation decisions. McLagan also advised the Compensation Committee on practices with respect to compensation for the rest of our employees and our Board of Directors in the current market environment.

The Compensation and Corporate Governance Committee also serves as the Board of Directors’ standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any stockholder entitled to vote for the election of directors. Candidates proposed by stockholders will be evaluated by the Compensation and Corporate Governance Committee under the same criteria that are applied to other candidates.

Although there is not a formal list of qualifications, in discharging its responsibilities to nominate candidates for election to the Board of Directors, the Compensation and Corporate Governance Committee endeavors to identify, recruit and nominate candidates based on the following eligibility and experience criteria: a candidate’s ability to best represent the interests of our stockholders, integrity and business ethics, strength of character, judgment, experience and independence, as well as factors relating to the composition of the Board of Directors, including its size and structure, the relative strengths and experience of current directors and principles of diversity, including diversity of experience, personal and professional backgrounds, race, gender and age. Although the committee does not have formal objective criteria for determining the amount of diversity needed on the Board of Directors, it is one of the factors the committee considers in its evaluation. In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board of Directors, the committee determines whether the incumbent director is willing to stand for re-election. If so, the committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with our business.

The committee schedules regular meetings to coincide with the quarterly in-person meetings of the Board of Directors and also meets at the request of senior management or at such other times as it determines. Our Secretary in consultation with the Chairman of the committee sets agendas for the meetings.

Meetings. Under our Bylaws and Delaware law, the Board of Directors is permitted to take actions at regular or special meetings and by written consent. The Board of Directors held 15 meetings during 2011. The Compensation and Corporate Governance Committee held 10 meetings during 2011, the Audit and Compliance Committee held 9 meetings during 2011, and the Executive Committee held 6 meetings during 2011. Each of the directors attended 100% of the meetings of the Board of Directors and the committees on which he or she served. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting. At the 2011 Annual Meeting, all eight directors attended in person.

Risk Oversight

One of the roles of our Board of Directors is being responsible for the general oversight of the company, including the performance of senior management and the company’s risk management processes, to assure that the long-term interests of our stockholders are being served. In performing its risk oversight function, the Board and its standing committees regularly review our material strategic, operational, financial, compensation and compliance risks with senior management. The Board also annually reviews the company’s strategic plan, which addresses, among other things, the risks and opportunities facing us. The Board has delegated certain risk management oversight responsibility to its Board committees. Our Audit and Compliance Committee assists the Board in fulfilling its oversight responsibilities for our accounting and financial reporting processes and the audits of our financial statements, including, without limitation, by monitoring:

•	the integrity of our financial statements and internal controls over financial reporting;

•	the qualifications, independence and performance of our independent auditor;

•	the performance of our internal audit function; and

•	our compliance with legal and regulatory requirements.

The Audit and Compliance Committee also is responsible for reviewing and discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our policies and practices with respect to risk assessment and risk management. The Audit and Compliance Committee receives regular reports from management on the status of the Company’s internal controls over financial reporting and ensures that appropriate steps are being taken to mitigate any risk.

The Compensation and Corporate Governance Committee of our Board also considers and addresses risk as it relates to compensation and benefit decisions as well as corporate governance and litigation matters during the performance of their specific committee responsibilities. The Compensation and Corporate Governance Committee and the Audit and Compliance Committee routinely report their findings to the full Board at the next regularly scheduled Board meeting following their committee meetings and when appropriate.

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Corporate Governance Committee during fiscal year 2011 served as an officer, former officer, or employee of ours or had a relationship discloseable under “Related Person Transactions.” Further, during 2011, none of our executive officers served as:

•

a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation and Corporate Governance Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation and Corporate Governance Committee.

COMPANY AND STOCKHOLDER COMMUNICATIONS

Investor and Public Relations. The Board of Directors is of the view that management is primarily responsible for all communications on behalf of American Capital with stockholders and the public at large. We employ a Senior Vice President, Finance whose primary responsibilities and those of certain members of his staff include investor and stockholder relations.

Stockholder Communication with Directors. Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to our Secretary at American Capital, Ltd., 2 Bethesda Metro Center, 14th floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, our Secretary reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by American Capital that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the Audit and Compliance Committee and handled in accordance with procedures established by the Audit and Compliance Committee with respect to such matters. A copy of the Audit and Compliance Committee’s procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Ethics and Conduct (the “Code of Ethics”), which is published in the Investor Relations section of our web site at www.AmericanCapital.com.

Stockholder proposals or nominees for the Board of Directors must be made in accordance with the procedures set forth in our Bylaws and described in “Proposals of Stockholders” below, and not the procedures set forth in the preceding paragraph.

CODE OF ETHICS AND CONDUCT

We have adopted the Code of Ethics, which requires our directors and employees (including our Chief Executive Officer, Chief Financial Officer and principal accounting officer) to abide by high standards of business conduct and ethics. The Code of Ethics is available in the Investor Relations section of our web site at www.AmericanCapital.com. We intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our Chief Executive Officer, Chief Financial Officer and principal accounting officer) at that location on its web site. The Code of Ethics was last amended by the Board of Directors on July 26, 2007.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors, and employees and any person controlling or under common control with us (“Affiliates”), subject to certain exceptions.

In the ordinary course of business, we enter into transactions with portfolio companies that may be considered related party transactions. We have implemented certain procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or committee review and approval or exemptive relief for such transactions, as appropriate.

In addition, the Code of Ethics, which is reviewed and approved by the Board of Directors and provided to all employees, directors and independent contractors, requires that all employees, directors and independent contractors avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of the company or our portfolio companies. Pursuant to the Code of Ethics, each employee, director, and independent contractor must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or the Chief Compliance Officer. If a conflict is determined to exist, the employee, director or independent contractor must disengage from the conflict situation or terminate his or her employment with us. Our CEO, CFO, principal accounting officer, Controller and certain other persons who may be designated by the Board of Directors or our Audit and Compliance Committee (collectively, the Financial Executives) must consult with our Chief Compliance Officer with respect to any proposed actions or arrangements that are not clearly consistent with the Code of Ethics. In the event that a Financial Executive wishes to engage in a proposed action or arrangement that is not consistent with the Code of Ethics, the Financial Executive must obtain a waiver of the relevant Code of Ethics provisions in advance from our Audit and Compliance Committee.

Loan Transactions. We previously entered into a series of loan transactions with certain employees, including some of our executive officers pertaining to the exercise of options under certain of our Existing Option Plans. None of the loan transactions were entered into in 2011 and none are currently outstanding.

Since the July 30, 2002 enactment of Sarbanes-Oxley Act of 2002, neither American Capital nor any of its subsidiaries has made any loans to any of our executive officers or directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The NASDAQ Global Select Market and to us. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal 2011 all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied, except that one Form 4 report reflecting the sale of stock pursuant to the Performance Incentive Plan for Mr. Graff was filed five days late and one Form 4 report reflecting the sale of stock pursuant to a 10b5-1 Plan for Mr. Wagner was filed 12 months late, both due to administrative errors.

PROPOSALS OF STOCKHOLDERS

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation and Corporate Governance Committee and our Board of Directors. If a stockholder intends to present a proposal at the 2012 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement for that meeting, the proposal must be received by our Secretary at American Capital, Ltd., 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814, on or before November 16, 2012, unless the date of the 2012 annual meeting of stockholders is changed more than 30 days from April 27, 2013. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a stockholder proposal submitted outside of Rule 14a-8, including any nominations for the Board of Directors made by stockholders, to be considered at the 2012 annual meeting of stockholders, such proposal must be made by written notice (setting forth the information required by our Bylaws) and received by our Secretary not less than sixty and not more than ninety days in advance of an annual meeting.

METHOD OF COUNTING VOTES

All duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card except that if no choice is specified, shares will be voted FOR the election of all nominees for director. Abstentions and “broker non-votes” will be counted as present for purposes of determining a quorum. Abstentions are not counted either “for” or “against” Proposals 1 and 3 but will count against Proposal 2. A “broker non-vote” occurs when a nominee holding shares on behalf of a beneficial owner has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals. In tabulating the voting results on Proposals 1 and 2, shares that constitute broker non-votes are not entitled to vote on these proposals. Broker non-votes will not have an effect on the outcome of Proposal 1 but will have the effect of counting against the outcome of Proposal 2.

FINANCIAL STATEMENTS AVAILABLE

A copy of our 2011 Annual Report on Form 10-K containing audited consolidated financial statements accompanies this proxy statement. Such financial statements are hereby incorporated herein by reference.

ALONG WITH THIS PROXY STATEMENT, WE WILL PROVIDE TO EACH STOCKHOLDER A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2011. COPIES OF THESE DOCUMENTS MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC’S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV. THE ANNUAL REPORT ON FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

REPURCHASES OF COMMON STOCK

Subject to compliance with the 1940 Act and other applicable law, we may repurchase on the open market or in privately negotiated transactions, our outstanding shares. There is no assurance that such open market purchases will be made and such authorization may be terminated at any time.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AMERICAN CAPITAL, LTD.

AMERICAN CAPITAL, LTD., a Delaware corporation (hereinafter called the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The Board of Directors of the Corporation duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware proposing, declaring advisable and recommending this amendment (the “Certificate of Amendment”) to the Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation. Accordingly, it is proposed that Article IV of the Certificate of Incorporation be amended by adding new Section 4.5 of Article IV to read in its entirety as follows:

Section 4.5 Transfer Restrictions.

Section 4.5.1 Certain Definitions.

As used in Section 4.5 of this Article IV:

“Acquire” or “Acquisition” and similar terms mean the direct or indirect acquisition of record, legal, beneficial or any other ownership of Corporation Securities by any means, including (a) the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares or (b) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic consequences of ownership of Corporation Securities if, as a result of such direct or indirect acquisition, the acquirer would be considered an owner of Corporation Securities under the direct, indirect or constructive ownership rules of Section 382 of the Code.

“Agent” shall have the meaning set forth in Section 4.5.3(b) of this Article IV.

“Business Day” means any day, other than a Saturday, Sunday or day on which banks located in New York City, New York or Philadelphia, Pennsylvania, are authorized or required by law to close.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Controlled Person” shall have the meaning set forth in Section 4.5.3(f) of this Article IV.

“Corporation Securities” means (a) shares of Common Stock, (b) shares of Preferred Stock of any class or series of Preferred Stock, (c) warrants, rights or options (including within the meaning of Treasury Regulation Section 1.382–2T(h)(4)(v) (or any successor provision)) to purchase other Corporation Securities of the Corporation, and (d) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382–2T(f)(18) (or any successor provision).

“Effective Date” means the date of filing of the Amendment to the Third Amended and Restated Certificate of Incorporation first containing this provision.

“Entity” means an entity within the meaning of Treasury Regulation Section 1.382–3(a)(1) (or any successor provision).

“Excess Securities” shall have the meaning set forth in Section 4.5.3(a) of this Article IV.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Person” means (a) any Existing Holder, unless and until such time as such Existing Holder shall (i) have a Percentage Stock Ownership that is more than the Existing Holder Initial Ownership of such Existing Holder, or (ii) no longer be a “5-percent shareholder” of the Corporation Securities within the meaning of Treasury Regulation Section 1.382–2T(g)(1) (or any successor provision); or (b) any Person that has acquired at least a majority of the Corporation’s common stock in connection with an offer to acquire 100% of the Corporation’s stock then outstanding. Notwithstanding the foregoing, no Exempt Person shall cease to be an Exempt Person solely as the result of an Acquisition of Corporation Securities by the Corporation which, by reducing the number of Corporation Securities outstanding, increases the Percentage Stock Ownership of such Person.

“Existing Holder” means any Person who, immediately before the Effective Date, is a “5-percent shareholder” of the Corporation within the meaning of Treasury Regulation Section 1.382–2T(g)(1) (or any successor provision).

“Existing Holder Initial Ownership” means, with respect to any Existing Holder, the aggregate Percentage Stock Ownership of such Existing Holder immediately before the Effective Date (as reflected in the most recent Schedule 13D, Schedule 13F or Schedule 13G filed by such Existing Holder before the Effective Date).

“Five Percent Shareholder” means a Person that is a “5-percent shareholder” of the Corporation Securities within the meaning of Treasury Regulation Section 1.382–2T(g)(1) (or any successor provision), but excluding (a) any “direct public group” with respect to the Corporation, as that term is defined in Treasury Regulation Section 1.382–2T(j)(2)(ii) (or any successor provision) or (b) any Exempt Person.

“Percentage Stock Ownership” and similar terms means the direct and indirect percentage stock ownership of any Person for purposes of Section 382 of the Code as determined in accordance with Treasury Regulation Section 1.382–2T(g), (h), (j) and (k) (or any successor provisions) including any ownership by application of constructive ownership rules.

“Person” means an individual, Corporation, estate, trust, association, limited liability Corporation, partnership, joint venture or similar organization, and also includes a group of Persons that is an “entity” within the meaning of Treasury Regulation Section 1.382–3(a)(1) (or any successor provision).

“Prohibited Distributions” shall have the meaning set forth in Section 4.5.3(b) of this Article IV.

“Prohibited Transfer” shall have the meaning set forth in Section 4.5.2(a) of this Article IV.

“Purported Transferee” shall have the meaning set forth in Section 4.5.3(a) of this Article IV.

“Request” shall have the meaning set forth in Section 4.5.2(b) of this Article IV.

“Restriction Release Date” means such date, after the Effective Date, that (i) the repeal of Section 382 or any successor statute occurs if the Board determines that Section 4.5 of this Article IV is no longer necessary for the preservation of Tax Benefits or is otherwise no longer in the best interests of the Corporation or its shareholders, (ii) is the beginning of a taxable year of the Corporation to which the Board determines that no Tax

Benefits may be carried forward, (iii) is such date as the Board determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Corporation, or (iv) April 27, 2015.

“Restricted Holder” means a Person that (a) is a Five Percent Shareholder and Acquires or proposes to Acquire additional Corporation Securities, or (b) is proposing to Acquire Corporation Securities, and after such proposed Acquisition of Corporation Securities, would be a Five Percent Shareholder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security” or “Securities” shall have the meaning set forth in Section 4.5.3(d) of this Article IV.

“Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation Section 1.382–2T(f)(18) (or any successor provision).

“Tax Benefits” means all net operating loss carryovers, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, if any, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder, of the Corporation or any of its subsidiaries.

“Transfer” means any direct or indirect Acquisition, sale, transfer, assignment, issuance, grant, conveyance, pledge or other disposition or other action in any manner whatsoever, whether voluntary or involuntary, by operation of law or otherwise, by any Person that alters the Percentage Stock Ownership of any Person, or any attempt to do any of the foregoing. A Transfer shall also include the creation or grant of an option (including within the meaning of Treasury Regulation Section 1.382–2T(h)(4)(v) (or any successor provision)). A Transfer shall not include a repurchase of Corporation Securities by the Corporation nor an issuance or grant of Corporation Securities by the Corporation to any “direct public group” with respect to the Corporation, as that term is defined in Treasury Regulation Section 1.382–2T(j)(2)(ii) (or any successor provision).

“Treasury Regulation” means a Treasury Regulation promulgated under the Code.

Section 4.5.2 Transfer Restrictions.

(a) In order to preserve the Tax Benefits, from and after the Effective Date and before the Restriction Release Date, no Transfer shall be permitted, and any such purported Transfer shall be null and void ab initio, to the extent that such purported Transfer of Corporation Securities causes, after giving effect to such purported Transfer (or any series of Transfers of which such Transfer is a part), (i) any Person to become a Five Percent Shareholder or (ii) the Percentage Stock Ownership interest in the Corporation of any Five Percent Shareholder to increase (a “Prohibited Transfer”). The prior sentence is not intended to prevent the Corporation Securities from being DTC-eligible and shall not preclude the settlement of any transactions in the Corporation Securities entered into through the facilities of a national securities exchange or any national securities quotation system, provided, that if the settlement of the transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer.

(b) The restrictions contained in this Article IV are for the purposes of reducing the risk that any “ownership change” (as defined in the Code) of the Corporation may limit the Corporation’s ability to utilize its Tax Benefits. In connection therewith, and to provide for effective policing of these provisions, a Restricted Holder who proposes to Acquire Corporation Securities shall, before the date of such proposed Acquisition, request in writing (a “Request”) that the Board of Directors of the Corporation review such proposed Acquisition and authorize or not authorize such proposed Acquisition in accordance with this Section 4.5.2(b) of Article IV. A Request shall be made in accordance with this Section 4.5.2(b) of Article IV and shall be delivered by fax and by registered mail, return receipt requested, to the Secretary of the Corporation at the principal executive offices of the Corporation. Such Request shall be deemed to have been received by the Corporation only when actually received by the Corporation. To be made in accordance with this Section 4.5.2(b) of Article IV, a Request shall include (i) the name, address and telephone number of the Restricted Holder, (ii) a description of the Restricted Holder’s existing direct and indirect ownership of Corporation Securities, together with such ownership of all affiliates and associates of the Restricted Holder, (iii) a description of the Corporation Securities that the Restricted Holder proposes to Acquire, (iv) the date on which such proposed Acquisition is expected to take place, (v) the name, address and telephone number of the proposed transferor of the Corporation Securities that the Restricted Holder proposes to Acquire (or, if such Acquisition is proposed to be made in a transaction on a national securities exchange or any national securities quotation system, a statement to that effect), (vi) a reasonably detailed description of the Acquisition, and (vii) a request that the Board of Directors authorize, if appropriate, such Acquisition pursuant to this Section 4.5.2(b) of Article IV. The Board of Directors may authorize an Acquisition by a Restricted Holder, if it determines in its sole discretion, that, such Acquisition will not be likely to directly or indirectly limit the availability to the Corporation of the Tax Benefits or is otherwise in the best interests of the Corporation and, in such case, the restrictions set forth in Section 4.5.2(a) of this Article IV shall not apply to such Acquisition. If the Board of Directors authorizes an Acquisition by a Restricted Holder, it may, in its sole discretion, deem such Restricted Holder to be an Existing Holder (and to determine the deemed Existing Holder Initial Ownership) under this Article IV. Any determination by the Board of Directors not to authorize a proposed Acquisition by a Restricted Holder shall cause such proposed Acquisition to be deemed a Prohibited Transfer. Any determination to authorize a proposed Acquisition by a Restricted Holder granted hereunder may be granted in whole or in part, and may be subject to any limitations or conditions (including restrictions on the ability of the Restricted Holder to subsequently transfer Corporation Securities acquired through such authorized Acquisition), in each case as and to the extent the Board shall determine in its sole discretion. In addition, the Board of Directors may, in its sole discretion, require representations from the Restricted Holder or an opinion of counsel to be rendered by counsel selected by the Board of Directors, that the Transfer will not result in the application of any Section 382 limitation on the use of the Tax Benefits or other matters that the Board of Directors may determine. Any Restricted Holder who makes a Request to the Board of Directors shall reimburse the Corporation, on demand, for all costs and expenses incurred by the Corporation with respect to any proposed Acquisition of Corporation Securities, including the Corporation’s costs and expenses incurred in determining whether to authorize the proposed Acquisition, which costs may include any expenses of counsel and/or tax advisors engaged by the Board of Directors to advise the Board of Directors or deliver an opinion thereto. Any failure by the Board of Directors to respond to a Request by the date set forth in the Request for the proposed Acquisition shall constitute a decision not to authorize the purported Acquisition.

Section 4.5.3 Treatment of Excess Securities.

(a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities that are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of a stockholder of the Corporation, including the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, such Corporation Securities shall cease to be Excess Securities.

(b) If the Board of Directors determines that a Prohibited Transfer has been recorded by an agent or employee of the Corporation notwithstanding the prohibition in Section 4.5.3(a) of this Article IV, such recording and the Prohibited Transfer shall be null and void ab initio and have no legal effect and, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (the “Prohibited Distributions”), to an agent designated by the Board of Directors (the “Agent”). In the event of an attempted Prohibited Transfer involving the purchase or

Acquisition of Corporation Securities in violation of this Article IV by a Restricted Holder, the Corporation will instruct the Agent thereupon to sell to a buyer or buyers, which may include the Corporation or the purported transferor, the Excess Securities transferred to it in one or more arm’s-length transactions (including over a national securities exchange or national securities quotation system on which the Corporation Securities may be traded), other than in a Prohibited Transaction; provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if the Agent determines such sale or sales could disrupt the market for the Corporation Securities, could adversely affect the value of the Corporation Securities or may be in violation of applicable securities laws. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, unless the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 4.5.3(c) of this Article IV if the Agent, rather than the Purported Transferee, had resold the Excess Securities.

(c) The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee had previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (i) first, to reimburse itself to the extent necessary to cover its costs and expenses incurred in accordance with its duties hereunder; (ii) second, to reimburse the Purported Transferee for the amounts paid by the Purported Transferee for the Excess Securities (or in the case of any Prohibited Transfer by gift, devise or inheritance or any other Prohibited Transfer without consideration, the fair market value, calculated on the basis of the closing market price for the Corporation Securities on the day before the Prohibited Transfer), and (iii) third, the remainder, if any, to the original transferor, or, if the original transferor cannot be readily identified, to an entity designated by the Corporation’s Board of Directors that is described in Section 501(c) of the Code, contributions to which must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. The recourse of any Purported Transferee with respect to any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (ii) of this Section 4.5.3(c) of this Article IV. Except as may be required by law, in no event shall the proceeds of any sale of Excess Securities pursuant to this Article IV inure to the benefit of the Corporation or the Agent, except to the extent used to cover expenses incurred by the Agent in performing its duties hereunder.

(d) In the event of any Transfer to the Corporation, or any Transfer that does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”), that would in either case cause (i) any Person to become a Five Percent Shareholder or (ii) the Percentage Stock Ownership interest of any Five Percent Shareholder to increase, the application of Section 4.5.3(b) and Section 4.5.3(c) shall be modified as described in this Section 4.5.3(d). In such case, no such Five Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five Percent Shareholder, after such disposition, not to be in violation of this Article IV. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Section 4.5.3(b) and Section 4.5.3(c), except that the maximum aggregate amount payable either to such Five Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five Percent Shareholder or such other Person. The purpose of this Section 4.5.3(d) is to extend the restrictions in Section 4.5.2(a) and Section 4.5.3(a) to situations in which there is a Five Percent Shareholder without a direct Transfer of Securities, and this Section 4.5.3(d), along with the other provisions of this Article IV, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

(e) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a demand pursuant to Section 4.5.3(b) of this Article IV or any written demand with respect to a deemed disposition pursuant to Section 4.5.3(d) of this Article IV, then the Corporation may take any actions it deems necessary to enforce the provisions hereof, including the institution of legal proceedings to compel such surrender.

(f) If any Person shall knowingly violate, or knowingly cause any other Person under control of such Person (a “Controlled Person”) to violate this Article IV (including failure to surrender the Excess Securities or the proceeds of a sale thereof as demanded by the Corporation pursuant to Section 4.5.3(e) of this Article IV), then that Person and any Controlled Person shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all losses and damages suffered as a result of such violation, including damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits and any attorneys’ and auditors’ fees incurred in connection with such violation.

Section 4.5.4 Legends; Compliance.

(a) All certificates reflecting Corporation Securities issued on or after the Effective Date shall, until the Restriction Release Date, bear a conspicuous legend in substantially the following form:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE FOUR OF THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF AMERICAN CAPITAL, LTD., AS AMENDED, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER THE EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT.

(b) The Corporation shall have the power to make appropriate notations upon its stock transfer records and to instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Article IV for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal or record holder of Corporation Securities, and any proposed transferee of such Corporation Securities and any Person controlling, controlled by or under common control with the proposed transferee of such Corporation Securities, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article IV or the status of the Tax Benefits of the Corporation.

(c) Nothing contained in this Article IV shall limit the authority of the Board of Directors of the Corporation to take such other action to the extent permitted by law as it deems necessary or advisable to preserve the Corporation’s Tax Benefits. The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Article IV, including determining (i) the identification of Five Percent Shareholders, Exempt Persons and Restricted Holders, (ii) whether a Transfer or proposed Transfer is a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any Five Percent Shareholders, Exempt Persons and Restricted Holders, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee, (vi) whether compliance with any restriction or limitation on stock ownership and Transfers are no longer required for preservation of Tax Benefits, (vii) the interpretation of the provisions of this Article IV and the applicability to stockholders of the Corporation of the restrictions on Transfer set forth herein, including the establishment of presumptions and procedures related thereto, and the correction or clarification of any errors or ambiguities therein, and (viii) any other matters which the Board of Directors deems relevant. Without limiting the generality of the foregoing, for the purposes of determining the existence and identity of, and the amount of Corporation Securities owned by, any Person, the Corporation and the Board of Directors are entitled to rely on (a) the existence and absence of filings of Schedule 13D, Schedule 13F, or Schedule 13G under the Exchange Act (or any similar schedules) as of any date, and (b) its actual knowledge of the ownership of the Corporation Securities. In the case of an ambiguity in the application of any of the provisions of this Article IV, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event that this Article IV requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the express provisions of this Article IV. All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Corporation, the Agent, and all other parties to a Transfer. The Board of Directors may delegate all or any portion of its duties and powers under this Article IV to a committee of the Board of Directors as it deems advisable or necessary.

(d) Nothing contained in this Article IV shall be construed to give any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article IV. This Article IV shall be for the sole and exclusive benefit of the Corporation and the Agent.

(e) With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent provided under this Article IV, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification, or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

(f) If any provision of this Article IV or the application of any such provision to any Person or under any circumstances shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article IV.

(g) The Board shall at least annually consider whether to make the determination provided by clause (iii) of the definition of Restriction Release Date in Section 4.5.1 of this Article IV in light of all relevant factors, including the amount and anticipated utilization of the Corporation’s Tax Benefits and the Corporation’s market capitalization.

SECOND: That an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares was voted in favor of said amendment.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment is to be effective upon filing.

IN WITNESS WHEREOF, the undersigned, AMERICAN CAPITAL, LTD., has caused this Certificate of Amendment to be executed on its behalf by its Chief Executive Officer and attested to by its Secretary as of this              day of                     ,             .

AMERICAN CAPITAL, LTD.

By:
	Name:	Malon Wilkus
Title: Chairman of the Board of Directors and Chief Executive Officer

Attest:
Name:	Samuel A. Flax
Title:	Executive Vice President, General Counsel and Secretary

American Capital IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 27, 2012.

Vote by Internet

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Annual Meeting Proxy Card

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

For Against Abstain

01 - Mary C. Baskin

☐ ☐ ☐

04 - John A. Koskinen

☐ ☐ ☐

07 - Alvin N. Puryear

☐ ☐ ☐

For Against Abstain

02 - Neil M. Hahl

☐ ☐ ☐

05 - Stan Lundine

☐ ☐ ☐

08 - Malon Wilkus

☐ ☐ ☐

For Against Abstain +

03 - Philip R. Harper

☐ ☐ ☐

06 - Kenneth D. Peterson

☐ ☐ ☐

2. Adoption of an amendment to our Third Amended and Restated Certificate of Incorporation to preserve certain tax benefits.

For Against Abstain

☐ ☐ ☐

3. Ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2012.

For Against Abstain

☐ ☐ ☐

The proxies are authorized to vote in their discretion on any matter that may properly come before said meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name appears on your stock certificate. If your shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. / /

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

American Capital

Proxy — AMERICAN CAPITAL, LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN CAPITAL, LTD. TO BE HELD ON APRIL 27, 2012.

The undersigned hereby appoints Samuel A. Flax and Richard Konzmann and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814 on April 27, 2012, at 9:00 a.m., Eastern Time, and any adjournments thereof.

This proxy is revocable and your shares will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted (i) FOR the election of all nominees for Director and (ii) FOR proposals 2 and 3.

SEE REVERSE SIDE

SEE REVERSE SIDE